                                                                   EXHIBIT 10.42

================================================================================

                                  LEASE BETWEEN

                             EASTON TOWN CENTER LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY

                                       AND

                           SMITH & WOLLENSKY OHIO LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                                       AT

                         THE FASHION DISTRICT AT EASTON

                                 COLUMBUS, OHIO

================================================================================

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               INDEX TO STANDARD COMMERCIAL SHOPPING CENTER LEASE

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                                                                        PAGE NO.
                                                                        --------
ARTICLE 1.  DEFINITIONS AND CERTAIN BASIC PROVISIONS...........................1

ARTICLE 2.  GRANTING CLAUSE....................................................2

ARTICLE 3.  CONSTRUCTION AND ACCEPTANCE OF DEMISED PREMISES....................3

ARTICLE 4.  MONTHLY PAYMENT; MINIMUM RENTAL & PERCENTAGE RENTAL................7

ARTICLE 5.  SALES REPORTS AND RECORDS..........................................8

ARTICLE 6.  ADDITIONAL RENT....................................................8

ARTICLE 7.  COMMON AREA.......................................................10

ARTICLE 8.  USE AND CARE OF PREMISES..........................................11

ARTICLE 9.  MAINTENANCE AND REPAIR OF PREMISES................................12

ARTICLE 10. ALTERATIONS.......................................................14

ARTICLE 11. LANDLORD'S RIGHTS OF ACCESS; USE OF ROOF..........................14

ARTICLE 12. SIGNS; STORE FRONTS...............................................15

ARTICLE 13. UTILITIES.........................................................15

ARTICLE 14. INDEMNITY.........................................................15

ARTICLE 15. NON-LIABILITY FOR CERTAIN DAMAGES.................................16

ARTICLE 16. DAMAGE BY CASUALTY................................................17

ARTICLE 17. EMINENT DOMAIN....................................................18

ARTICLE 18. ASSIGNMENT AND SUBLETTING.........................................18

ARTICLE 19. DEFAULT BY TENANT AND REMEDIES....................................19

ARTICLE 20. MECHANICS' LIENS..................................................21
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
ARTICLE 21. HOLDING OVER......................................................22

ARTICLE 22. SUBORDINATION.....................................................22

ARTICLE 23. EXCULPATION.......................................................22

ARTICLE 24. NOTICES...........................................................22

ARTICLE 25. TENANT'S RESTRICTION..............................................22

ARTICLE 26. MISCELLANEOUS.....................................................23

ARTICLE 27. INTENTIONALLY DELETED.............................................25

ARTICLE 28. HAZARDOUS WASTE...................................................25

ARTICLE 29. TENANT FINISH ALLOWANCE...........................................25

Exhibit A - Premises Description........................................   A-1
Exhibit B - Shopping Center Description.................................   B-1
Exhibit C - Description of Landlord's Work and Tenant's Work............   C-1
Exhibit D - Sign Criteria...............................................   D-1
Exhibit E - Guaranty....................................................   E-1
Exhibit F - Renewal Term................................................   F-1
Exhibit G - Exclusives..................................................   G-1

Schedule 1 - Tenant's Storefront Design
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                                       ii
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                               STANDARD COMMERCIAL
                              SHOPPING CENTER LEASE

     This Lease is entered into as of OCTOBER 31, 2001, by Landlord and Tenant.

     ARTICLE 1. DEFINITIONS AND CERTAIN BASIC PROVISIONS.

     1.1 "LANDLORD": Eastern Town Center LLC, a Delaware limited liability company.

          Landlord's address:        c/o Steiner + Associates, Inc
                                     4016 Townsfair Way, Suite 201
                                     Columbus, Ohio 43219

          "TENANT":  Smith & Woollensky Ohio LLC, a Delaware limited liability company.

          Tenant's mailing address:  1114 First Avenue
                                     New York, New York 10021
                                     Attn: James Dunn, President

          Tenant's trade name:       Smith & Wollensky

          Tenant's address in Shopping Center: To be determined.

          "PREMISES": Approximately 10,000 square feet, being Space No. 232 as described on the plan attached as EXHIBIT A, and being part of the Shopping Center situated upon the property described in EXHIBIT B. The Premises shall also consist of the patio space depicted on Schedule 1 hereto (the "Patio Space"), provided: (a) the design of the Patio Space shall be subject to the reasonable approval of Landlord; (b) the design and construction of the Patio Space shall be at Tenant's sole cost and expenses except as expressly set forth in Exhibit C hereto; (c) Tenant shall not be liable for any Minimum Rent or other charges with respect to the Patio Space, except that Gross Sales derived from the Patio Space shall be included for purposes of Percentage Rental; and (d) Tenant shall not receive any Tenant Finish Allowance for any are a contained within the Patio Space.

          "SHOPPING CENTER": The property described in EXHIBIT B, together with such additions, deletions and other changes as Landlord may from time to time designate as included within the Shopping Center.

          "TERM": 10 Lease Years plus the Stub Period, commencing on the Commencement Date specified in Section 3.2, plus the Renewal Terms if and to the extent exercised pursuant to Exhibit F hereto. The "Stub Period" means that period from the Commencement Date until the next succeeding February 1, so that the expiration of the Term shall in all events be on a January 31; provided there shall be no Stub Period if the Commencement Date is on February 1.

          "ESTIMATED SHELL DELIVERY DATE": Upon mutual execution of this Lease.

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          "ESTIMATED SHELL DELIVERY DATE": Upon mutual execution of this Lease.

          "PERMITTED USE": The Premises shall be used solely for a full service, sit down upscale steak house, serving ancillary food items and beverages, together with the incidental sale of retail products customarily sold in Tenant's other stores such as knives and cook books, and for no other use. Tenant may, with the prior approval of Landlord not to be unreasonably withheld, delayed or conditioned, change the permitted use to any other restaurant concept now or hereafter used by Tenant or any of its affiliates, provided that: (a) in no event shall Tenant conduct any business in the Premises which would violate the exclusives granted to other tenants of the Shopping Center set forth in Exhibit G; and (b) Tenant shall not be permitted to change the permitted use to a restaurant concept then in use by another restaurant located in the Shopping Center or adjacent Easton Town Center and Tenant acknowledges that the Cite concept is currently in use at the Shopping Center and the Manhattan Ocean Club concept is currently in use at the Easton Town Center.

          "MINIMUM RENTAL": $33,333.33 per month (based on $40.00 per square foot per year) during the Stub Period and Lease Years 1 through 5; and $36,666.67 per month (based on $44.00 per square foot per year) Lease Year 6 through the remainder of the Term.

          "PERCENTAGE RENTAL": The product of (1) the amount of Gross Sales in excess of the Breakpoint, multiplied by (2) 5.5%. The "BREAKPOINT" is the quotient of (a) annual Net Minimum Rental, divided by (b) 5.5%. During the Stub Period Percentage Rental shall equal the product of (i) the amount of Stub Period Gross Sales in excess of the Stub Period Breakpoint, multiplied by (ii) 5.5%. "Stub Period Breakpoint" is the quotient of (x) actual aggregate Net Minimum Rental payable during the Stub Period, divided by (y) 5.5%. As used herein: (1) "Net Minimum Rental" means Minimum Rental less the Base Year Additional Rent"; (2) "Base Year Additional Rent" means the leasable square feet of the Premises multiplied by $12.25; and (3) "Stub Period Sales" means Gross Sales during the 12-month period beginning on the Commencement Date multiplied by a fraction, the numerator of which equals the number of days in the Stub Period ands the denominator of which equals 365.

          "TENANT'S CONSTRUCTION PERIOD": 180 days, commencing when Landlord has substantially completed Landlord's Work as provided in Section 3.1.

          "ANCHOR": Any tenant of the Shopping Center leasing 50,000 square feet of leasable area or more

          "CPI" "Consumer Price Index - U.S. City Average for All Items for all Urban Consumers" (1982-1984 = 100) published monthly in the Monthly Labor Review by the United States Department of Labor. If (i) the CPI is discontinued, comparable statistics on the purchasing power of the consumer dollar, as published at the time of such discontinuation by a responsible financial periodical of recognized authority reasonably selected by Landlord, shall be used for making the above computation and (ii) the base year (1982-1984 = 100) or other base year used in computing the CPI is changed, the figures used in making the foregoing adjustment shall accordingly be changed so that all changes in the CPI are taken

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     into account notwithstanding any change in the base year. The "BASE INDEX
     NUMBER" shall be the CPI most recently published before the Commencement Date; "CURRENT INDEX NUMBER " shall be the CPI last published before the date as to which a CPI adjustment is being calculated; for example, if a CPI calculation is to be made on the anniversary of the Commencement Date, then the Current Index Number shall be the last CPI published preceding such anniversary date.

          "LEASE YEAR": Each 12 month period beginning on February 1. The first Lease year shall begin after the expiration of the Stub Period if the Commencement Date is a day other than February 1.

          "SECURITY DEPOSIT": $0.00.

          "PREPAID RENT":     $0.00.

     ARTICLE 2. GRANTING CLAUSE. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

     ARTICLE 3. CONSTRUCTION AND ACCEPTANCE OF DEMISED PREMISES.

     3.1 Landlord shall construct the building containing the Premises and certain improvements to the Premises to the extent provided in the description of "LANDLORD'S WORK" in EXHIBIT C. The Premises shall be ready for occupancy by Tenant when Landlord substantially completes Landlord's Work and certifies to Tenant that it has substantially completed Landlord's Work. If the Premises are not ready for occupancy by the Estimated Shell Delivery Date, Landlord shall not be in default or otherwise liable to Tenant, nor shall the Term be affected; however, if the Premises are not ready for occupancy within three (3) months following the Estimated Shell Delivery Date, Tenant, as its sole remedy, may terminate this Lease by written notice to Landlord delivered within thirty (30) days following the expiration of such time period, in which event Landlord shall repay to Tenant any prepaid rent and neither party shall have any further obligations hereunder. Tenant shall accept possession of the Premises upon substantial completion of Landlord's Work and receipt of Landlord's certification and diligently perform "TENANT'S WORK" as defined in EXHIBIT C and install its fixtures, furniture and equipment. Tenant's Work shall be performed by Tenant in accordance with all laws, rules, regulations and ordinances applicable thereto. All permits for Tenant's Work shall be obtained by Tenant at Tenant's sole cost and expense. By initiating Tenant's Work in the Premises, Tenant shall have accepted the Premises and acknowledged that Landlord has performed Landlord's Work; provided that Tenant shall not commence Tenant's Work until Tenant has delivered to Landlord evidence of the insurance required under
Section 3.5 and 14.2 of this Lease, although Tenant's failure to deliver such evidence shall not delay or extend Tenant's Construction Period or the Commencement Date. Upon request, Tenant will provide Landlord with a written statement that Tenant has accepted the Premises and that Landlord has completed Landlord's Work. Notwithstanding anything contained herein: (a) within 15 days following delivery of the Premises to Tenant, Tenant may deliver to Landlord a Punch List (the "Punch List") of Landlord's Work which was not properly completed and Landlord shall promptly, but in any event not later than the Commencement Date, complete all items on the Punch List; and (b) Landlord shall

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warrant that all of Landlord's Work shall be free of defects for a period of one year from the date of substantial completion thereof.

     3.2 The "COMMENCEMENT DATE" shall be the first of (a) the date upon which Tenant opens the Premises to the paying public for business, or (b) the later of May 1, 2002, or the expiration of Tenant's Construction Period. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent (as defined in Section 4.1). At the request of either, Landlord and Tenant will, following the Commencement Date, execute and deliver a commencement date agreement acknowledging that Tenant has accepted possession, that Landlord has completed Landlord's Work, and reciting the exact Commencement Date and termination date of this Lease.

     3.3 Notwithstanding anything contained in this Lease, Tenant shall not be permitted to, and shall not, open for business in the Premises until the requirements set forth in this Section 3.3 (the "OPENING REQUIREMENTS") are met.

           (a) On or prior to the opening of the Premises for business, Tenant shall deliver to the Landlord: (i) insurance certificates; (ii) a permanent certificate of occupancy or its equivalent; (iii) written certification in form and substance reasonably required by Landlord that all Landlord's Work (including all punch list items, if any) have been completed; and (iv) all evidence typically required in the jurisdiction where the Shopping Center is located to provide evidence of compliance with all applicable building and fire codes and all other governmental requirements.

           (b) Tenant shall have substantially completed Tenant's Work in compliance with Landlord's approved plans and specifications.

           (c) Tenant shall pay Landlord all Rent and other charges which is then due and payable under the Lease.

No approval by Landlord shall make Landlord responsible for the condition of the Premises or constitute a representation by Landlord of compliance with any applicable requirements or constitute a waiver of any rights and remedies that Landlord may have under this Lease or at law or in equity. The Opening Requirements shall apply not only to Tenant's initial construction, but to any subsequent opening after any temporary closure, casualty, damage, or permitted alteration.

     3.4 Upon completion of Tenant's Work, Tenant shall deliver to Landlord the following.

           (a) A notarized original affidavit executed by Tenant in form and substance reasonably required by Landlord that Tenant's Work has been completed in substantial accordance with the final working drawings and Tenant's construction requirements, which affidavit may be relied on by Landlord.

           (b) final notarized original affidavit of Tenant's general contractor performing Tenant's Work stating that Tenant's Work has been completed in substantial accordance with the final working drawings and that all subcontractors, laborers, and material suppliers engaged in

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furnishing materials or rendering services for Tenant's Work have been paid in full or have waived their right to file a mechanic's lien.

           (c) final notarized original, unconditional waiver of lien with respect to the Premises executed by Tenant's general contractor.

     3.5   Insurance Requirements of Tenant's Contractors:

           (a) The contractor, for the protection and benefit of itself and the Landlord, shall specifically procure, pay for, and maintain in full force and effect until final payment (unless otherwise designated), at no expense to Landlord, the following policies of insurance, to be written by an insurer reasonably acceptable to Landlord, who is qualified to do business in the State of Ohio, and which shall, as a minimum, afford the following types and limits of coverage.

           (i)    Workers' Compensation: Statutory.

           (ii)   Employer's Liability: $1 Million.

           (iii) Commercial General Liability (including Premises-Operation; Contractual Liability; Independent Contractors' Protective; Products and Completed Operations; Broad Form Property Damage):

                  (A)  Bodily Injury & Property Damage - combined single limit:

                       1.   $1 Million Each Occurrence.
                       2.   $2 Million Annual Aggregate.

                  (B) Products and Completed Operations to be maintained for three (3) years after final payment.

                  (C) Property Damage Liability Insurance will provide X, C, or U coverage as applicable.

                  (D)  A per project/job aggregate endorsement shall apply.

           (iv) Umbrella Liability: $2 Million (to cover at least all risks described in the Commercial General Liability policy) which shall cover and relate to the Project and no other work of the contractor or any other party.

           (v)    Comprehensive Automobile Liability: Bodily Injury and Property
                  Damage: $1 Million Combined Single Limit.

           (vi) Subcontractor's Insurance: The contractor shall either: (A) require each of its subcontractors to procure and maintain during the life of its subcontract, Subcontractor's Liability Insurance of the type and in the amount specified for

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                  the contractor herein, or (B) insure the activities of its subcontractors in its policy as specified herein.

           (vii) All Risk Contractor's Equipment Insurance, covering owned, used, and leased equipment required to perform the services called for under the contract documents; and all risk builder's risk insurance, including the perils of earthquake and flood, with limits adequate to cover the value of the work installed and materials while in transit and while stored at the site, equipment machinery, tools, and supplies of any nature whatsoever, including buildings and all temporary structures to be used in, or incidental to, the fabrication, erection, testing, or completion of the work.

           (viii) Regulatory: Any other insurance required by applicable federal, state, or local laws, ordinances, rules, regulations, or orders.

           (b) The insurance required under Subparagraphs (i) through (viii) above shall also include Landlord, its lender(s), and others reasonably and appropriately designated by Landlord as additional insureds. The inclusion therein of any person or entity as an additional insured shall not affect any right such person or entity would have as a claimant thereunder if not so included. Each such policy shall contain the following cross-liability wording:
"In the event of a claim being made hereunder by one insured for which another insured is or may be liable, then this policy shall cover such insured against whom a claim is or may be made in the same manner as if separate policies had been issued to each insured hereunder." All such insurance shall be primary and non-contributing with any insurance carried by Landlord; and any similar or additional insurance maintained by Landlord shall be secondary and excess to that carried by the contractor and subcontractor. Before commencing any work, the contractor shall furnish a certificate from its insurance carrier showing that it has complied with the provisions of this Section 3.5, and providing that the said insurance policies will not be changed or canceled during their term until after at least thirty (30) days prior notice by registered mail to Landlord. Upon receipt of any notice of expiration, cancellation, or alteration, the contractor shall, within ten (10) days of receiving such notice, deliver to Landlord other policies of insurance similar in all respects to the policy or policies about to expire or be canceled or altered. In the event of failure of the contractor to furnish and maintain such insurance or to furnish a satisfactory certificate therefor, Landlord shall have the right to take out and maintain the said insurance for and in the name of the contractor, and the contractor agrees to furnish all necessary information to permit Landlord to take out and maintain such insurance for the account of the contractor and to pay the cost thereof to Landlord immediately upon presentation of a bill. Compliance by the contractor with the foregoing requirements as to carrying insurance and furnishing certificates shall not relieve the contractor from liability under this Lease.

     3.6   Intentionally Deleted.

     3.7 Within sixty (60) days following the Commencement Date, upon request of either Landlord or Tenant, Landlord and Tenant shall have their architects measure the final Premises to determine the number of leasable square feet therein. In making such determination, the architects shall measure from the center line of walls partitioning the Premises from other premises and from the exterior surface of exterior walls. If the area reflected by such measurement varies from that set

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forth in this Lease, then Minimum Rental, Tenant's proportionate share, and other relevant payments hereunder shall be appropriately adjusted, provided, however, that in no event shall Minimum Rental be increased by more than five percent (5%) because of a variance in area of the Premises. If neither party requests a measurement within such sixty (60) day period, then the area specified in this Lease shall be deemed to be the number of leasable square feet in the Premises. In the event Tenant's and Landlord's architects do not agree on the measurement of the Premises within 30 days, Tenant shall be entitled to either accept the determination of Landlord's architect or to request an independent measurement of the Premises by a third party reasonably agreeable to Landlord and Tenant within 30 days following Tenant's notice to Landlord of its election to require such independent additional measurement. The party selected by Landlord and Tenant to conduct such independent measurement shall measure the Premises within 30 days after selection, and the results of such measurement shall be final and binding upon both Landlord and Tenant.

     ARTICLE 4. MONTHLY PAYMENT; MINIMUM RENTAL & PERCENTAGE RENTAL.

     4.1 Minimum Rental and Percentage Rental shall accrue from the Commencement Date, and shall be payable where designated by Landlord, without demand therefor and without any right of abatement, set-off or deduction, for any reason whatsoever. Minimum Rental, Percentage Rental and all other amounts payable by Tenant pursuant to this Lease are herein referred to as "RENT."

     4.2 The first Minimum Rental payment shall be due and payable on the Commencement Date, and subsequent Minimum Rental payments shall be due and payable, in advance, on or before the first day of each succeeding calendar month during the Term; if the Commencement Date is other than the first day of a month, the initial Minimum Rental payment shall be appropriately prorated.

     4.3 Percentage Rental shall accrue as provided above, and shall be calculated on a Lease Year basis. Percentage Rental shall be due, in arrears, within 30 days after the month in which Tenant's reports of Gross Sales exceed the Breakpoint for any year and within 30 days after each month of such Lease Year thereafter.

     4.4 Percentage Rental for the Stub Period shall be paid at the specified rate within 30 days after the end of the 12-month period beginning on the Commencement Date for all Stub Period Gross Sales in excess of the Stub Period Breakpoint.

     4.5 "GROSS SALES" shall include the entire amount of the sales price, whether for cash or otherwise, of all sales of food, beverages, or merchandise, and all charges for services performed, within the Premises from and after the Commencement Date during the Term of this Lease, determined from the time the sale is made or the service performed, excluding: (a) cash refunds or credit offsets; (b) allowances made for food, beverages, merchandise or service claimed to be unsatisfactory; (c) tips or other gratuities collected on behalf of employees, to the extent paid or credited to such employees; (d) credit card charges or fees of banks or credit card companies deducted from credit card sales; (e) gift certificates at the time of sale, provided they are included in Gross Sales when redeemed; (f) discounts granted as promotions for advertising or training; (g) discounts granted to employees for meals, to the extent the aggregate annual full price of such sales

                                        7
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does not exceed Three Percent (3%) of Gross Sales for the same period; (h)
returned checks or uncollected credit sales; (i) sums collected and paid out for any sales, use or gross receipts taxes imposed by any governmental authority; and (j) sales of furniture, fixtures or equipment, or other sales not in the ordinary course of business.

     ARTICLE 5. SALES REPORTS AND RECORDS.

     5.1 By the fifteenth (15th) day of each month Tenant shall deliver to Landlord a statement of Gross Sales for the preceding calendar month and for the Lease Year (or Stub Period) to date, certified by Tenant to be accurate; such statement shall reflect total Gross Sales, Gross Sales per leasable square foot of area in the Premises, and whether the Breakpoint (or Stub Period Breakpoint) has been reached or exceeded. Within sixty (60) days after the expiration of each Lease Year and within sixty (60) days after termination of this Lease, Tenant shall deliver to Landlord a like statement of Gross Sales for the preceding Lease Year (or Stub Period), certified to be correct by Tenant. Tenant shall furnish similar statements for any licensees, concessionaries and subtenants. All such statements shall be in such form and shall be accompanied by such supporting information as Landlord may reasonably require. If any such statement discloses an error in the calculation of the Percentage Rental for any period, an appropriate adjustment shall be made. If Tenant fails to timely furnish any Gross Sales statement when due and such statement has not been delivered within 10 days after written notice from Landlord, Landlord may charge a fee of Twenty Five Dollars ($25.00) per day until the required statement is furnished, from and after the date on which such statement was due.

     5.2 Tenant shall keep at the Premises or at Tenant's principal office within the United States a complete and accurate set of books and records of Gross Sales and Net Cash Flow and all supporting records such as tax reports, banking records, cash register tapes, sales slips and other sales records, which shall be preserved for at least thirty-six (36) months after the end of the Lease Year to which they relate, and shall be subject to inspection and audit by Landlord and its agents at all reasonable times after reasonable prior notice. If any Gross Sales or Net Cash Flow statements are not submitted by Tenant or if the statements submitted are found to be incorrect, Tenant shall promptly pay Landlord any deficiency owed, and if the statements submitted are found to be incorrect to an extent of more than 5% over the figures submitted by Tenant, Tenant shall pay for Landlord's reasonable inspection or audit costs on demand.

     ARTICLE 6. ADDITIONAL RENT.

     6.1 From and after the beginning of Lease Year 2, Tenant shall pay a monthly contribution to Landlord to defray the cost to operate, animate, manage, decorate, repair, replace, maintain, secure and light the Shopping Center (the "Operating Contribution"). Tenant's Operating Contribution shall be paid in monthly installments, concurrently with Minimum Rental. Tenant's Operating Contribution for Lease year 2 shall equal the CPI increase to the Base Year Operating Contribution. The Operating Contribution shall then be adjusted annually at and as of the beginning of each subsequent Lease Year by the increase in the CPI, provided that in no event shall the Operating Contribution increase by more than 5% per annum, cumulative. The CPI increase to the Base Year Operating Contribution applicable for Lease Year 2 and the CPI Increase for each

                                        8
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subsequent Lease Year thereafter shall be calculated by multiplying the Base
Year Operating Contribution by a fraction, the numerator of which is the Current Index Number and the denominator of which is the Base Index Number. "Base Year Operating Contribution" equals $8.50 per square foot of leasable square feet in the Premises per annum.

     6.2   Intentionally Deleted.

     6.3   Intentionally Deleted.

     6.4 From and after the beginning of Lease Year 2, Tenant shall pay a portion of the cost of property (including loss of rents) insurance carried by Landlord with respect to the Shopping Center in excess of the Base Year Insurance Cost, concurrently with each payment of Minimum Rental. Tenant's obligation to pay a portion of such insurance costs shall be determined by multiplying such costs by a fraction, the numerator of which is the aggregate number of leased square feet in the Shopping Center, but excluding from such aggregate area the area leased by any Anchor (but only to the extent that the Anchor pays less than its portion of insurance costs). For purposes of calculating the leased square feet in the Shopping Center, in no event shall the Shopping Center be deemed less than 95% leased for purposes of such calculation of such insurance costs. Tenant shall pay its portion of insurance costs in monthly installments concurrently with each payment of Minimum Rental. The initial monthly insurance payment shall be based upon the estimated cost of insurance on the Shopping Center for the Lease Year in question, and the monthly insurance payment is subject to increase or decrease as determined by Landlord to reflect an accurate estimate thereof. Insurance payments shall be reconciled annually, and if Tenant's total insurance payments are less than Tenant's actual portion of the insurance on the Shopping Center, Tenant shall pay to Landlord upon demand the difference; if the total insurance payments exceed Tenant's actual portion of the insurance on the Shopping Center, Landlord shall either retain such excess and credit it to future Tenant's insurance payments or return it to Tenant. "Base Year Insurance Cost" equals $0.25 per share foot of leasable square feet in the Premises per annum.

     6.5 Tenant shall pay all taxes levied against personal property and trade fixtures placed in the Premises. If any such taxes are levied against Landlord or Landlord's property and Landlord elects to pay the same, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable.

     6.6 From and after the beginning of Lease Year 2, Tenant shall pay a portion of all taxes, public and/or private assessments (including "service payments in lieu of taxes" to the Easton Project Municipal Public Improvements Tax Increment Equivalent Fund) and governmental charges of any kind and nature whatsoever now or subsequently levied or assessed against the Shopping Center, upon the privilege of renting the Premises, or upon the amount of rent collected therefor (the "TAXES") in excess of the Base Year Taxes. Taxes shall not include federal income taxes or inheritance taxes. Tenant's obligation to pay a portion of such Taxes shall be determined by multiplying such Taxes by a fraction, the numerator of which is the number of leasable square feet in the Premises, and the denominator of which is the aggregate number of leased square feet in the Shopping Center, but excluding from such aggregate area the area leased by any Anchor (but only to the extent that the Anchor pays less than its portion of Taxes). For purposes of calculating the

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

leased square feet in the Shopping Center, in no event shall the Shopping Center be deemed less than 95% leased for purposes of such calculation of Taxes. Tenant shall pay its portion of Taxes in monthly installments concurrently with each payment of Minimum Rental. The initial monthly tax payment shall be based upon the estimated Taxes for the Lease Year in question, and the monthly tax payment is subject to increase or decrease as determined by Landlord to reflect an accurate estimate of Tenant's portion of the Taxes. Tax payments shall be reconciled annually, and if Tenant's total tax payments are less than Tenant's actual portion of the Taxes, Tenant shall pay to Landlord upon demand the difference; if the total tax payments exceed Tenant's actual portion of the Taxes, Landlord shall retain such excess and credit it to future tax payments or return it to Tenant. "Base Year Taxes" equals $2.50 per square foot of leasable square feet in the Premises per annum.

     6.7 Landlord may employ professionals to attempt to assure a fair tax burden on the Shopping Center, and the cost thereof, as well as any fees, expenses and costs incurred in contesting any assessments, levies or the tax rate applicable to the Shopping Center, shall be included in Taxes.

     6.8 Landlord shall arrange for a collection of trash and garbage at the Shopping Center and Tenant shall pay a portion of the costs thereof as provided in this Section 6.8. Because the cost of trash and garbage removal for restaurants, nightclubs, and food service operations in greater than that for retail operations, Landlord will allocate such costs between these types of tenants so as to take such increased costs into account. Such amount shall be payable within 10 days after written invoice from Landlord, or may be billed directly by the entity providing such service.

     ARTICLE 7. COMMON AREA.

     7.1 The "COMMON AREA" is the part of the Shopping Center designated by Landlord from time to time for the common use of all tenants, including parking areas (including multi-level parking structures), sidewalks, landscaping, curbs, loading areas, private streets and alleys, lighting facilities, hallways, malls and restrooms, all of which are subject to Landlord's sole control. Landlord shall maintain the Common Area and keep it clean and free of snow and ice. Landlord may from time to time: change the dimensions and location of the Common Area, as well as the location, dimensions, identity and type of buildings; construct additional buildings or additional stories on existing buildings or other improvements in the Shopping Center; and eliminate buildings. Tenant and its employees, customers, subtenants, licensees and concessionaires shall have a non-exclusive license to use the Common Area in common with Landlord, other tenants of the Shopping Center and other persons permitted by Landlord to use the same. Landlord may promulgate and modify from time to time reasonable and nondiscriminatory rules and regulations for the safety, care or cleanliness of the Shopping Center which shall be complied with by Tenant and its employees, agents, visitors and invitees. Landlord may temporarily close any part of the Common Area for such periods of time as may be reasonably necessary for construction, repair or maintenance, promotional activities or to prevent the public from obtaining prescriptive rights or to make repairs or alterations. Landlord may designate areas in which Tenant's employees shall be required to park (which may be located off the Shopping Center if Landlord provides a reasonable shuttle service), and Tenant shall cause its employees to park in such areas. Landlord shall also have the right to designate office and residential parking areas. Landlord reserves the right to charge for use of any multi-level parking structures.

     7.2 Landlord may from to time to time substitute for any parking area shown on EXHIBIT B other areas or multi-level parking facilities reasonably accessible to the tenants of the Shopping Center.

     7.3 Provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord agrees to place a station for pick up and drop off of vehicles in front of the Premises for the parking valet system serving the Shopping Center and to maintain service at this station during the Term of the Lease during the hours Tenant is open for business to the public.

     ARTICLE 8. USE AND CARE OF PREMISES.

     8.1 The Premises may be used only for the purpose specified in Article 1, which purpose may be changed in accordance with Article 1, and for no other purpose. In conducting business at the Premises, Tenant shall only utilize:
(a) the trade name specified in Article 1; (b) another trade name being used by all or substantially all of Tenant's restaurants with a similar permitted use;
(c) Maloney & Porcelli, Park Avenue Cafe, Manhattan Ocean Club or Cite, provided Tenant may use one of the trade names listed in this clause (c) only if the trade name and concept is not then in use by another restaurant located in the Shopping Center or adjacent Easton Town Center and Tenant acknowledges that the Cite concept is currently in use at the Shopping Center and the Manhattan Ocean Club name and concept is currently in use at the Easton Town Center; or (d) any other name approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed. Tenant shall in good faith continuously throughout the Term carry on in the entire Premises the type of business for which the Premises are leased. Tenant shall operate its business with a complete line and sufficient stock of merchandise and in an efficient and reputable manner so as to produce the maximum amount of sales from the Premises, and shall keep the Premises open for business with adequate and competent personnel in attendance from at least 11:30 AM - 2.00 PM, and 5:00 PM - 10:00 PM daily, except: (a) Easter, Thanksgiving and Christmas on which Tenant may elect to operate in its sole discretion; (b) periods of closure due to fire or other casualty; (c) reasonable periods for repairing, cleaning, decorating or remodeling; (d) to the extent Tenant may be prohibited from being open for business by applicable law; (e) Tenant may elect not to open until 5:00 PM on any one day of the week if after a reasonable trial period of at least three months Tenant can reasonably demonstrate that operations on such day prior to such time are not reasonably profitable; and (f) any other times approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed. Tenant may, in its discretion, operate its business for greater hours than provided in the foregoing sentence except to the extent Tenant may be prohibited from doing so by applicable law. In the event Tenant fails to operate its business from the Premises during all of the days and hours required hereunder, then Landlord may, in addition to all other remedies provided herein, elect to reduce the Breakpoint by 1/365th thereof for each day that Tenant fails to open on time or to remain open for all of the Shopping Center hours as required herein.

     8.2 All property kept, stored or maintained within the Premises by Tenant shall be at Tenant's sole risk, unless the damage is caused by the negligence of Landlord, its agents, employees or contractors or any breach by Landlord of its obligations hereunder.

     8.3 Tenant shall not (a) permit any objectionable or unpleasant odors to emanate from the Premises (Tenant acknowledges that the space above the Premises will be leased as office space and such office users must not be subject to cooking odors emanating from the Premises, (b) place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Premises or where the same can be seen or heard from outside the building or in the Common Area, (c) place an antenna, awning or other projection on the exterior of the Premises without the prior approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed, provided the awnings shown on
Schedule 1 hereto have been approved by Landlord, (d) solicit business or distribute leaflets or other advertising material in the Common Area, (e) take any other action which would constitute a nuisance or substantively disturb or endanger other tenants of the Shopping Center or unreasonably interfere with their use of their respective premises, (f) conduct within or from the Premises any fire, auction or bankruptcy sales, or (g) do anything which would in a reasonable person's opinion tend to injure the reputation of the Shopping Center.

     8.4 Tenant shall take good care of the Premises and keep the same free from waste. Tenant shall keep the Premises and sidewalks, service-ways and loading areas adjacent to the Premises neat, clean and free from dirt, rubbish, insects and pests, and shall store all trash and garbage within the area designated by Landlord for such trash pickup and removal in receptacles of the size, design and color from time to time reasonably prescribed by Landlord. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas from time to time reasonably prescribed by Landlord.

     8.5 Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all display windows and exterior electric signs in front of the Premises lighted from dusk until such time as Landlord may from time to time reasonably designate.

     8.6 Tenant shall include the name of the Shopping Center and identity of its business activities in the Premises in all advertisements made by Tenant in which the name of any similar local business activity of Tenant is mentioned.

     8.7 Tenant shall procure all permits and licenses required for the transaction of business in the Premises and shall comply with all laws, ordinances and regulations applicable to the use or occupancy of the Premises (including making necessary alterations). Provided Tenant applies for all such permits and diligently prosecutes same through issuance and Tenant's plans do not violate applicable law, Tenant may terminate this Lease without further liability, if Tenant has not obtained, and does not reasonably believe it will be able to obtain on a timely basis, all required permits, including without limitation a permit to sell alcoholic beverages at the Premises, on or before the later of delivery of possession of the Premises to Tenant, or 120 days after the mutual execution of this Lease by Landlord and Tenant (the "Permit Date"), by providing written notice of termination to Landlord within 5 days after the Permit Date. If Tenant does not provide such written notice within such time, Tenant's right to terminate this Lease under Section 8.7 shall be void and without further effect.

     ARTICLE 9. MAINTENANCE AND REPAIR OF PREMISES.

     9.1 Landlord shall keep the foundation, the exterior walls, and the roof of the Premises in good repair, ordinary wear and tear excepted; Landlord shall not be responsible for maintaining or repairing the Premises, store fronts, plate glass windows, doors, door closure devices, window and door frames, moldings, locks and hardware, and painting or other treatment of interior and exterior walls. Any repairs required to be made by Landlord that are occasioned by the act or negligence of Tenant, its agents, employees, invitees, subtenants, licensees and concessionaires shall be paid for by Tenant upon demand to the extent not covered by net insurance proceeds paid to Landlord therefor. If the premises need repairs that are Landlord's responsibility, Tenant shall notify Landlord; Landlord shall not be obligated to make any such repairs until a reasonable time after delivery of such notice.

     9.2 Tenant shall furnish, maintain and replace all electric light bulbs, tubes and tube casings in the Premises.

     9.3 Tenant shall maintain the Premises in good condition and make all needed repairs and replacements, except for repairs and replacements expressly required to be made by Landlord under this Lease, and shall keep all plumbing pipes and connections located in or exclusively serving the Premises free from obstruction and protected against ice and freezing. At the end of the Term, Tenant shall surrender the Premises in good condition, reasonable wear and tear and loss by fire or other casualty excepted; surrender all keys for the Premises to Landlord; and inform Landlord of all combinations on locks, safes and vaults in the Premises.

     9.4 Tenant shall repair and maintain in good condition and replace as necessary all air conditioning, heating and ventilating equipment solely serving the Premises, shall pay for all utility usage which is separately metered directly to the utility company providing such utility service, and shall enter into a preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing such equipment. Within the thirty
(30) day period preceding move out, Tenant shall have the systems and equipment checked and serviced to insure proper functioning and shall furnish Landlord satisfactory proof thereof upon request.

     ARTICLE 10. ALTERATIONS.

     10.1 Except as permitted below, Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed; Tenant may install unattached, movable trade fixtures if the same can be installed without drilling, cutting or otherwise defacing the Premises. All alterations, additions, improvements, carpeting, floor coverings, and fixtures (other than trade fixtures) installed by either party upon the Premises shall remain upon the Premises and become the property of Landlord at the end of the Term. Notwithstanding anything contained in this Lease to the contrary, at any time during the term hereof, Tenant shall have the right to make non-structural alterations to the interior of the Premises and minor cosmetic, non-structural changes to the exterior which do not materially affect the appearance of the Premises without first obtaining the consent of Landlord. Upon the termination of the Term, Tenant shall not be required to remove any alteration, improvement, carpet, floor covering or fixture, but it may remove any of such items and any trade fixture provided that Tenant repairs any and all damage which is caused by such removal.

     10.2 All work done by Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance will all governmental requirements and so as to cause a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center. Prior to commencement of any such work Tenant shall provide evidence that its contractors have in effect adequate insurance for all risks of loss associated with the work (naming Landlord as an additional insured).

     10.3 All venting, opening sealing, waterproofing or any altering of the roof (including any work done as part of Tenant's work) shall only be performed by Landlord's roofing contractor at Tenant's expense (provided the costs therefor are reasonable and competitive) in accordance with plans and specifications reasonably approved by Landlord.

     ARTICLE 11. LANDLORD'S RIGHT OF ACCESS: USE OF ROOF.

     11.1 Landlord may enter the Premises at any reasonable time after reasonable prior notice (except in the case of an emergency) for the purposes of inspecting the same, of making repairs or additions to the Premises, the Building or other premises, or showing the Premises to prospective purchasers, lessees or lenders.

     11.2 Use of the roof above the Premises is exclusively reserved to Landlord, and Tenant shall not go on the roof without Landlord's prior written consent except in the case of an emergency or to perform any maintenance and repair required to be performed by Tenant hereunder.

     ARTICLE 12. SIGNS: STORE FRONTS.

     12.1 Except for minor cosmetic changes which do not materially affect the appearance of the Premises, Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (a) make any changes to or paint the store front; or (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, banners, window or door lettering, placards, decorations or advertising media of any type intended to be visible from the exterior of the Premises. All signs, decorations and advertising media shall conform to the sign criteria attached as EXHIBIT D; provided Landlord hereby approves Tenant's signage depicted on
Schedule 1 hereto.

     12.2 Tenant shall, on or before the Commencement Date, install all signs in accordance with EXHIBIT D. At the end of Term and upon the removal or alteration of a sign, Tenant shall repair any damage caused by such removal.

     ARTICLE 13. UTILITIES.

     13.1 Landlord shall provide and maintain the facilities necessary to supply water, electricity, gas (if applicable), telephone service and sewerage service to the Premises in accordance with EXHIBIT C. Tenant shall be responsible for providing any meters or other devices for the measurement of utilities supplied to the designated point of service. Landlord may elect to directly supply any of the utilities furnished to the Premises, so long as the service is comparable and the rates charged therefor do not exceed the rates which Tenant would otherwise pay if it contracted directly with a utility company for such services. Tenant hereby authorizes Landlord to obtain utilities on the terms and conditions contained herein on Tenant's behalf.

     13.2 Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewerage service and other utilities furnished to the Premises and any maintenance charges therefor.

     13.3 Unless caused by the negligence or intentional acts of Landlord, its agents, employees or contractors, Landlord shall not be liable for any interruption or failure whatsoever in utility services, and Tenant shall comply with all provisions of this Lease notwithstanding any such failure or interruption. Any furnishing by Landlord of utilities shall be conditioned upon the availability of adequate energy sources. Landlord shall have the right to reduce such utilities within the Shopping Center, including, without limitation, the Premises and Common Area, as required by any mandatory or voluntary fuel or energy saving allocation, or any similar statute, regulation, order or program, and Tenant shall comply with any such energy conservation program and all related measures and regulations promulgated by applicable governmental authorities.

     ARTICLE 14. INDEMNITY.

     14.1 Landlord shall not be liable to Tenant or to Tenant's employees, agents or visitors for injury to person or damage to or loss of property on or about the Premises or the Common Area caused by the negligence or misconduct of Tenant, its officers, partners, employees, agents, subtenants, licensees, concessionaires, visitors or any other person entering the Shopping Center, or arising out of the use of the Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder, or resulting form any other cause except the negligence or intentional acts of Landlord, its agents, employees or contractors, and Tenant shall indemnify and defend Landlord and Landlord's agents and employees from all loss, expense, claims or actions arising out of such damage or injury (including any court costs and attorneys' fees). The provisions of this section shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

     14.2 Tenant shall procure and maintain throughout the Term, at its sole expense, (a) Commercial General Liability Insurance (with contractual liability endorsement) insuring Landlord and Tenant against all claims arising out of Tenant's use or occupancy of the Premises or the condition of the Premises, in an amount not less than $1,000,000 per occurrence and $2,000,000 aggregate for both premises operations and products/completed operations, (b) property insurance on a "special peril" broad form coverage basis covering the replacement cost of all alterations, additions, partitions, improvements, and personal property installed in the Premises, (c) business income insurance, with loss of rents included in the event of an insured peril damaging the Premises, (d) insurance covering glass breakage in the Premises, and (e) Employers Liability (Workers Compensation) in an amount not less than the lower of the statutory minimum or $1,000,000.00. All policies of insurance shall name Landlord as an additional insured in the case of item (a) and as a loss payee in the case of items (b), (c) and (d) as their interests may appear (provided Tenant may self insure for the coverage required under clauses (c) and (d)); be on an occurrence (as opposed to a claims made) basis; be issued by an insurance company reasonably acceptable to Landlord; provide that they shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord; and provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage (Landlord's policy shall be excess over Tenant's policies). Should the Tenant's operation include the serving of alcoholic beverages, liquor liability coverage will also be required in an amount of at least $1,000,000.00. Tenant shall deliver a certificate or other evidence satisfactory to Landlord of the insurance required hereunder prior to commencing Tenant's Work hereunder and not less than ten (10) days prior to each renewal of coverage.

     14.3 Tenant will not permit the Premises to be used in any manner that would void the insurance thereon or on the Shopping Center; increase the insurance risk; or cause the disallowance of any sprinkler credits. Tenant shall pay any increased insurance costs caused by Tenant's use of the premises or because Tenant vacates the Premises, provided Landlord acknowledges that Tenant's normal business operations do not, in and of itself, void the insurance thereon or on the Shopping Center, increase the insurance risk or cause the disallowance of any sprinkler credits.

     14.4 Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise from any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property (including any deductible and any self insurance), EVEN IF SUCH LOSS OR DAMAGE SHALL HAVE BEEN CAUSED BY THE FAULT OR NEGLIGENCE OF THE OTHER PARTY OR ANYONE FOR WHOM SUCH PARTY MAY BE RESPONSIBLE, including any other tenants or occupants of the Shopping Center.

     ARTICLE 15. NON-LIABILITY FOR CERTAIN DAMAGES. Unless caused by the negligence of Landlord or its agents or employees, Landlord and Landlord's agents and employees shall not be liable to Tenant or any other person for any injury to person or damage to property caused by the Premises or other portions of the Shopping Center becoming out of repair or damaged or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, nor shall Landlord be liable to Tenant or any other person for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons or entities whomsoever, excepting only duly authorized employees and agents of Landlord. With respect to latent or patent defects in the Premises or in the building of which they form a part, Landlord's liability shall not extend beyond one (1) year from the date of substantial completion of construction of the Premises, whether or not such defects are discovered within such one-year period; provided the foregoing shall not in any way limit Landlord's maintenance and repair obligations set forth in Article 9 hereof.

     ARTICLE 16. DAMAGE BY CASUALTY.

     16.1 Tenant shall give immediate written notice to Landlord of any damage to the Premises by fire or other casualty.

     16.2 If the Premises shall be: (a) destroyed or substantially damaged by a casualty not covered by Landlord's insurance required to be carried under this Lease; (b) destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the floor area of the Premises by a casualty covered by Landlord's insurance (or which would have been covered had Landlord maintained the insurance required hereunder); or (c) damaged in the last two years of the Term of the Lease and the cost of reconstruction is reasonably expected to exceed one year's Minimum Rental, then Landlord or Tenant may elect to terminate this Lease. Tenant shall also have the right to terminate this Lease in the event so much of the Premises is damaged or destroyed that Tenant cannot reasonably use any material part of the Premises for its permitted use and the same cannot be reasonably repaired and restored within One Hundred Eighty (180) days following the date of damage or destruction, or if within the last year of the Term within Ninety (90) days following the date of destruction or damage. If the Premises is so damaged or destroyed and neither Landlord nor Tenant elects to terminate this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the Premises. Should Landlord or Tenant elect to terminate this Lease it shall give written notice of such election to the other party within Sixty (60) days after the occurrence of such casualty, in which event this Lease shall terminate upon the 31st day after receipt of such notice and neither party shall have any further obligations hereunder accruing after such termination. In the event of any damage or destruction to the Premises, Tenant shall, upon notice from Landlord, remove, at Tenant's expense, such portion or all of Tenant's shelves, bins, equipment, trade fixtures and other property of Tenant from such portion of the Premises as Landlord shall request.

     16.3 Landlord's obligation to rebuild and repair under this Article 16 shall be limited to restoring Landlord's Work to substantially the condition in which the same existed prior to the casualty. Promptly after completion of such work by Landlord, and following Tenant's receipt of all required permits, approvals and licenses (which Tenant shall obtain as soon as reasonably possible), Tenant will proceed with reasonable diligence to rebuild, repair and restore its signs, fixtures and equipment and other items of Tenant's Work. Promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence to rebuild, repair and restore its signs, fixtures and equipment and other items of Tenant's Work.

     16.4 During any repair of the Premises, Tenant will continue the operation of its business within the Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, Rent shall be reduced to such extent as may be fair and reasonable under the circumstances, and the Breakpoint shall be equitably adjusted. Any dispute under this Section 16.4 regarding the amount of Rent to be reduced which is not resolved by the parties within 30 days or such longer period as the parties may agree shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in Cincinnati, Ohio. Within 15 days after the initiation of arbitration, each party shall select one person to act as an arbitrator, and the two selected shall select a third within 10 days after their appointment; provided, however, that if either person fails to select a qualified and willing arbitrator within such 15 day period, the arbitrator selected by the other party shall, if qualified and willing and selected within such 15 day period, be the sole arbitrator, and if two qualified and willing arbitrators are selected within such 15 day period but are then unable or fail to agree upon a third arbitrator within such 10 day period, then the American Arbitration Association shall select the third arbitrator. The arbitrators must have experience in retail leasing, and at least one of the arbitrators (if more than one) shall be an attorney. The arbitrator shall award to the prevailing party, as determined by the arbitrators, all of its costs and fees, including arbitrator's fees, witness fees, attorneys' and other out of pocket expenses incurred in connection with the arbitration proceeding.

     16.5 If the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord may terminate this Lease by delivering written notice of termination to Tenant.

     ARTICLE 17. EMINENT DOMAIN.

     17.1 If more than twenty percent (20%) of the floor area of the Premises should be taken by eminent domain or by purchase in lieu thereof, this Lease shall terminate effective on the date physical possession is taken by the condemning authority.

     17.2 If less than twenty percent (20%) of the floor area of the Premises should be so taken this Lease shall not terminate; however, Rent shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority and Percentage Rental shall be adjusted to reflect such change in the Minimum Rental. Following such partial taking, Landlord shall make all necessary repairs or alterations within the scope of Landlord's Work necessary to make the Premises an architectural whole.

     17.3 If any part of the Common Area shall be taken, this Lease shall not terminate, nor shall the rental payable hereunder be reduced, except that either Landlord or Tenant may terminate this Lease if the area of the Common Area remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center shall be less than Seventy Percent (70%) of the area of the Common Area immediately prior to the taking. Any election to terminate this Lease in accordance with this provision shall be exercised by written notice delivered within Thirty (30) days after the date physical possession is taken by the condemning authority.

     17.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or Common Area shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; however, Landlord shall have no interest in any separate award made to Tenant for loss of business or moving expenses, or for the taking of Tenant's fixtures and other property to the extent such award does not diminish Landlord's award. Tenant shall not be entitled to any award for the value of the unexpired term of this Lease.

     ARTICLE 18. ASSIGNMENT AND SUBLETTING.

     18.1 Tenant shall not (a) assign, encumber, mortgage, or in any other manner transfer this Lease or any estate or interest therein; (b) sublet the Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Premises; or (c) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of ownership interests in Tenant so as to result in a change in the control of Tenant (each a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. All consideration paid in respect of a Transfer (excluding purchase price paid to the transferee with respect to the sale of the business) shall be paid to Landlord as received by Tenant, provided that if the Transfer is a sale of Tenant's restaurant to a purchaser who will continue to operate a restaurant at the Premises, all consideration in respect of a transfer shall belong exclusively to Tenant. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfer. Notwithstanding any Transfer, Tenant and Guarantor, to the full extent of their respective obligations hereunder, shall remain fully and jointly and severally liable under this Lease.

     18.2 Provided Tenant provides at least 30 days prior written notice to Landlord describing the transaction in reasonable detail (except for a transfer described in clause (v) below for which notice shall be given within 30 days after the transfer of the stock) and the successor in interest assumes in writing all obligations of Tenant under this Lease, notwithstanding anything contained in this Lease to the contrary, none of the following, or any Transfers resulting from the following, shall require Landlord's prior written consent:
(i) any assignment from Tenant to any entity organized for the purpose of operating the restaurant under this Lease; (ii) any merger, consolidation or sale of substantially all the assets of Tenant; (iii) any private placement (including the exercise of any stock options granted by Tenant) or public offering of stock or other securities; (iv) any sale of the assets of Tenant and a majority of its other restaurants, or any sale of all or substantially all of the stock of Tenant; (v) any transfer of stock in Tenant by a shareholder of Tenant by a shareholder of Tenant to his or her heirs upon his or her death; or
(vi) any transfer or assignment to an S&W Entity. In the event of any of the foregoing, Tenant and Guarantor, to the full extent of their respective obligations hereunder, shall remain fully and jointly and severally liable under this Lease. As used herein, "S&W Entity" shall mean any corporation, limited liability company, partnership or other legal entity engaged in the restaurant business, and owned or controlled by, under common control as or controlling Tenant.

     18.3 Notwithstanding anything contained herein, Tenant and Guarantor shall be released from any all obligations and liabilities arising hereunder after the effective date of the assignment of the Lease in connection with any Transfer approved by Landlord or any transaction described in Section 18.2 above if: (a) Tenant provides Landlord at least 30 days prior written notice of the transaction and the documents and fee required under Section 18.4 below; (b) the assignee has a net worth equal to or greater than the then aggregate net worth of Tenant and Guarantor; and (c) the assignee has experience successfully operating an operation of the type and scale as Tenant's.

     18.4 Tenant shall give Landlord at least 30 days advance written notice of any proposed Transfer which requires Landlord's consent under this Lease or any transaction described in Section 18.2 above for which Tenant and Guarantor wish to be released of further liability hereunder, accompanied by a copy of the proposed Transfer or assignment documents and a fee not to exceed

$1,00.00 to defray Landlord's costs in reviewing Tenant's request, including such additional information, including financial information, as Landlord may request regarding such assignee.

     ARTICLE 19. DEFAULT BY TENANT AND REMEDIES.

     19.1  The following shall be "EVENTS OF DEFAULT" by Tenant:

           (A) The failure to pay Rent or any other amount payable hereunder within 30 days after receiving notice thereof from Landlord, provided that any Tenant shall be in default hereunder if it fails to to pay Rent or any other amount payable hereunder within 10 days after receiving notice thereof from Landlord with respect to any subsequent failure during a 12-month period.

           (B) The failure to comply with any other provision of this Lease that is not cured within 30 days after written notice thereof to Tenant; provided, however, if the matter in question is not reasonably susceptible of being cured within 30 days, then it shall not be an Event of Default hereunder if Tenant commences to cure such matter within such 30-day period and thereafter diligently and with continuity prosecutes such cure to completion.

           (C) The filing of any voluntary bankruptcy or similar proceeding by Tenant, or the filing of any such proceeding against Tenant which is not dismissed within 60 days.

           (D) The vacating of any material portion of the Premises for more than 5 consecutive days or 10 days in any Lease Year (other than as permitted in this Lease).

           (E) Closure of Tenant's business for 5 consecutive days or 10 days in any Lease Year for any reason (other than as permitted in this Lease).

     19.2 Upon the occurrence of an Event of Default, Landlord may pursue any one or more of the following remedies without further notice or demand:

           (A)   Terminate this Lease and recover damages therefor.

           (B) Terminate Tenant's right to possess the Premises by re-entering the Premises after an appropriate court order without terminating this Lease and recover damages. In such event, Landlord may alter or change locks and other security devices at the Premises. Landlord shall have no obligation to furnish a new key unless and until Tenant cures all existing Events of Default and delivers to Landlord additional security, as determined by Landlord, for performance of Tenant's obligations.

           (C) Perform any of Tenant's obligations under this Lease, and Tenant shall reimburse Landlord on demand for all reasonable costs incurred by Landlord in doing so.

           (D) Exercise any other remedy provided in this Lease or under applicable law.

     19.3 Exercise by Landlord of any one or more remedies hereunder or otherwise available shall not be an acceptance of surrender of the Premises. If Landlord terminates this Lease or Tenant's right to possess the Premises, Tenant shall immediately deliver possession of the Premises to Landlord.

     19.4 If Landlord terminates this Lease under Section 19.2(A), Tenant shall be liable for all rental and other amounts payable accrued to the date of termination, plus, as damages, an amount equal to excess of (a) the total Rent (including Minimum Rental, Percentage Rental, computed as stated below, the Operating Contribution, and Tenant's share of trash removal, insurance, and Taxes) over (b) the fair market rental value of the Premises (taking into account a reasonable estimate of the time it will take to relet the Premises) for the remaining Term both of which amounts shall be discounted to present value using a discount rate of Eight Percent (8%). The periodic Percentage Rental for which Tenant shall be liable after termination of this Lease shall be determined by averaging the amount Tenant was obligated to pay as Percentage Rental during the Twenty Four (24) month period before such termination (or, if shorter, the period from the Commencement Date to termination).

     19.5 If Landlord terminates Tenant's right of possession without terminating the Lease under Section 19.2(B), Tenant shall remain liable for all Rent and other amounts payable to Landlord pursuant to this Lease (Percentage Rental shall be calculated as provided in Section 19.4) diminished by any net sums thereafter received by Landlord through reletting the Premises (after deducting expenses incurred by Landlord as provided in Section 19.6). Tenant shall not be entitled to any excess obtained by reletting over the rental herein reserved. Actions to collect amounts due by Tenant to Landlord as provided in this Section 19.5 may be brought from time to time, on one or more occasions. If Landlord terminates Tenant's right of possession under Section 19.2(B), it may at any time thereafter elect to terminate this Lease under Section 19.2(A).

     19.6 In case of an Event of Default, Tenant shall also be liable for any broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the reasonable costs of removing and storing Tenant's or other occupant's property; the reasonable cost of repairing the Premises; and all reasonable cost of repairing the Premises; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights including reasonable attorneys' fees.

     19.7 If Landlord terminates this Lease or Tenant's right to possession, Landlord shall have such duty to mitigate as is required by applicable law, provided: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Shopping Center; (b) Landlord shall not be deemed to have failed to mitigate if Landlord leases any other portions of the Shopping Center before reletting all or any portion of the Premises; and (c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Shopping Center depends upon on the rental rates and terms of leases therefor, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below the rates provided in this Lease, or containing terms less favorable than those contained in this Lease, shall not give rise to a claim by Tenant that Landlord failed to mitigate damages. However, if Tenant secures a replacement tenant with a reasonably adequate net worth who is experienced in the successful operation of restaurants (in both cases as reasonably determined by Landlord) who is willing to enter into a lease for the Premises on the terms and conditions, and at the rates, contained in this Lease, and Landlord rejects such replacement tenant, Tenant shall be released from any damages accruing after the date of such rejection.

     19.8 If Landlord takes possession of the Premises following an Event of Default, Landlord may keep in place and use all of the furniture, fixtures and equipment at the Premises. Landlord may also remove from the Premises (without legal process) any such furniture, fixtures, equipment and other property and place same in storage at Tenant's expense. Landlord may relinquish possession of any furniture, fixtures, equipment and other property to any person claiming to be entitled to possession thereof pursuant to an agreement with Tenant without inquiring into the authenticity of such agreement.

     19.9 If Tenant should fail to timely pay any installment of Rent or other sum to be paid hereunder within 10 days after written notice from Landlord, Tenant will pay landlord on demand a late charge equal to $100.00, and the amount in question shall bear interest at the lesser of the maximum rate permitted by law or Twelve Percent (12%) per annum from the date due until paid.

     19.10 The rights and remedies of Landlord herein stated shall be in addition to any and all other rights and remedies which landlord has or may hereafter have at law or in equity.

     19.11 Intentionally Deleted.

     19.12 In the event of any default by Landlord, Tenant will give Landlord written notice specifying such default with reasonable particularity, and Landlord shall have Thirty (30) days (or such longer period as may be required in the exercise of due diligence provided Landlord commences the same within 30-day period and diligently pursues same to completion) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof, provided if Landlord fails to cure such default within said cure period, Tenant shall have the right, but not the obligation, to cure such default and Landlord shall reimburse Tenant for its reasonable out-of-pocket costs incurred within Ten (10) days after written demand therefor. If and to the extent Landlord does not so reimburse Tenant, Tenant may, in addition to any other available remedy, withhold such amount from the next due installment (or installments if necessary) of Percentage Rental. All obligations of Landlord hereunder will be construed as covenants, not conditions. The term "Landlord" shall mean only the owner, from time to time, of the Shopping Center, and in the event of the transfer by an owner of its interest in the Shopping Center, such owner shall be released from all obligations of the Landlord thereafter accruing, but such obligations shall be binding upon each new owner for the duration of such owner's ownership. Notwithstanding any other provisions hereof, in the event of any breach or default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the land and improvements which constitute the Shopping Center, and any income and insurance, condemnation or other proceeds received therefor, and in no event shall any deficiency judgment or any money judgment of any kind by sought or obtained against Landlord's other assets.

     ARTICLE 20. MECHANICS' LIENS. Tenant shall not permit any lien or encumbrance of any kind to be placed against the Premises and shall discharge any such lien by payment or bonding within 30 days after Tenant receives notice of the filing thereof, failing which Landlord may discharge or bond such lien at Tenant's expense.

     ARTICLE 21. HOLDING OVER. If Tenant remains in possession of the Premises after the end of the Term, it shall be a tenant at will occupying the Premises at a rental equal to the rent herein provided plus fifty percent (50%) of such amount and otherwise subject to all the conditions, provisions and obligations of this Lease. Tenant shall also be liable for all damages resulting from retention of possession by Tenant.

     ARTICLE 22. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter created upon the Premises or the Shopping Center, and to any renewals and extensions thereof, but Tenant agrees that any mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease, and Tenant shall attorn to any mortgagee upon request therefor. Tenant shall execute such further instruments subordinating this Lease as Landlord may request, and as Landlord's lender may reasonably require. No such subordination shall be effective unless Tenant receives a non-disturbance agreement from the holder of such mortgage, deed of trust or lien which provides that so long as Tenant is not in default under this Lease (beyond any applicable grace period, notice period or time to cure), Tenant's right of possession and all other rights, options and privileges hereunder will not be disturbed or adversely affected. Landlord shall obtain such a non-disturbance agreement from any lien or mortgage holder having priority over this Lease as soon as reasonably possible after the mutual execution of this Lease.

     ARTICLE 23. EXCULPATION. Except with respect to any damages resulting from the negligence or intentional acts of Landlord, its agents or employees, or the breach by Landlord of its obligations hereunder, Landlord shall not be liable to Tenant, its agents, employees or customers for any damages, losses, compensation, accidents, or claims whatsoever.

     ARTICLE 24. NOTICES. Any notice or communication required by this Lease must be in writing. Notices and other communications shall be given by overnight courier or by United States Mail, postage prepaid, certified mail, return receipt requested. Notices shall be given at the addresses herein set forth or such other address as Landlord or Tenant may specify in writing. Notices shall be effective upon receipt or refusal of receipt.

     ARTICLE 25. RESTRICTIONS.

     25.1 If at any time within Five (5) years after the date on which Tenant opens for business in the Premises, Tenant or any business controlling, controlled by, or under common control with Tenant (an "AFFILIATE") shall, directly or indirectly own, operate or manage any restaurant operating under the trade name set forth herein within a radius of Five (5) miles measured from the outside boundary of the Shopping Center (the "RESTRICTED AREA"), then all revenues derived from any such competing business shall be included in Tenant's Gross Sales for the purposes of determining Percentage Rental under this Lease without adjustment in the Breakpoint. Upon request, Tenant shall provide Landlord with complete information concerning all revenues and sales made from any such competing business located within the Restricted Area in the same manner as provided herein for determining Percentage Rental and Landlord shall be entitled to all rights, remedies and recourses provided for in this Lease in enforcing the provisions of this Section.

     25.2 Provided Tenant is not in default hereunder and is operating as an upscale New York style steakhouse, Landlord shall not during the Term enter into any lease for the purpose of, or permit any tenant or other occupant in the Shopping Center to operate a restaurant with an upscale New York steakhouse theme. If Tenant is operating a different restaurant concept at the Premises in accordance with the terms hereof, provided Tenant is not in default hereunder, Landlord shall not during the Term enter into any lease for the purpose of, or permit any tenant or other occupant in the Shopping Center to operate a restaurant of the same concept, with the parameters of such exclusive to be reasonably agreed to by Landlord and Tenant at the time of the approval of such other concept. During any violation of this Section 25.2, in addition to any other available remedies (including injunctive relief) Tenant may pay alternative rent equal to 6% of Gross sales in lieu of Minimum Rental.

     ARTICLE 26. MISCELLANEOUS.

     26.1 Nothing herein contained shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between parties; the parties' sole relationship is that of landlord and tenant. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender. The use of the term "including" herein shall be construed as meaning "including but not limited to". The term "hereunder" shall mean under this Lease or any Exhibit to this Lease.

     26.2 One or more waivers of any provision of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same provision. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     26.3 Time is of the essence with respect to all provisions of this Lease, except that whenever a period of time is herein prescribed for action to be taken (other than with respect to the payment of any sum of money), Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, weather, war, governmental laws, regulations or restrictions or any other causes that are beyond the reasonable control of Landlord or Tenant, as applicable.

     26.4 At any time when there is outstanding a mortgage, deed of trust or similar security instrument encumbering Landlord's interest in the Premises, and Tenant has received written notice of the existence thereof and the name and address of the holder thereof, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar security instrument shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed not to exceed the time allowed to the Landlord for such cure.

     26.5 Provided Tenant performs all of its obligations hereunder, Tenant shall, subject to the terms of this Lease, at all times during the Term have the peaceable and quiet enjoyment and possession of the Premises.

     26.6 This Lease contains the entire agreement between the parties, and no agreement shall be effective to supplement, change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement is sought.

     26.7 Landlord and Tenant warrant that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease other that Steiner + Associates, Inc. ("Broker") and agrees to defend and indemnify each other form and against any claims by any other broker, agent or other person claiming compensation by virtue of having dealt with it with regard to this leasing transaction. Landlord shall be solely responsible for any fee, commission or other remuneration due Broker as a result of this Lease.

     26.8 Tenant agrees to furnish from time to time, within 15 days after request by Landlord but not more than once per Lease Year, an estoppel certificate signed by Tenant addressed to such party as Landlord requests, confirming and containing such factual certifications and representations as may be reasonably requested to the extent true and correct.

     26.9 The laws of the State of Ohio shall govern this Lease and any action brought to enforce this Lease or otherwise arising out of the transactions hereunder shall be brought exclusively in Franklin County, Ohio. If any provision of this Lease is held to be unenforceable, the enforceability of the remaining provisions of this Lease shall not be affected thereby, and in lieu of any provision that is unenforceable, there will be added as a part of this Lease a provision as similar in terms as may be possible and be enforceable.

     26.10 Subject to Article 18, this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives. If Tenant is comprised of more than one person and/or entity, all such persons and/or entities shall be jointly and severally liable for all of Tenant's obligations under this Lease.

     26.11 Landlord reserves the right at any time to change the name by which the Shopping Center is designated.

     26.12 The person executing this Lease on behalf of each party hereto represents and warrants that such execution has been duly authorized by all requisite action of the party and this Lease is binding upon and enforceable against the party in accordance with its terms.

     26.13 This Lease shall be effective only when it is signed by both the Landlord and Tenant. The Tenant's submission of a signed Lease for review by the Landlord does not give the Tenant any interest, right, or option in the Premises.

     26.14 To the maximum extent permitted by law, except as set forth herein Tenant hereby waives the benefit of all warranties, express or implied, with respect to the Premises including, without limitation, any implied warranty that the Premises are suitable for any particular purpose.

     26.15 Intentionally Deleted.

     26.16 Upon request from time to time by Landlord but not more than once per Lease Year and only in connection with a sale, financing or refinancing of the Shopping Center, Tenant shall provide to Landlord a copy of its most recent annual financial statements (balance sheet and income statement) certified by an officer of Tenant as being true and correct.

     26.17 If either party retains an attorney to enforce this Lease, the prevailing party in any action brought thereon is entitled to recover reasonable attorney's fees.

     ARTICLE 27. INTENTIONALLY DELETED.

     ARTICLE 28. HAZARDOUS WASTE.

     28.1 The term "HAZARDOUS SUBSTANCES," shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required, or the use of which is restricted, regulated, prohibited or penalized by any "ENVIRONMENT LAW," which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment.

     28.2 Tenant agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "PERMITTED ACTIVITIES"), provided said Permitted Activities are conducted in accordance with all Environment Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "PERMITTED MATERIALS") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord;
(c) Tenant will not install any underground tanks of any type; (d) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (e) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the Term, the Premises are found to be so contaminated or subject to said conditions, Tenant shall indemnify, defend, and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant to the extent not in existence on the date of deliver of possession of the Premises to Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease.

     28.3 Landlord hereby represents to Tenant that to Landlord's current actual knowledge: (i) the Premises are free from any Hazardous Substances and do not constitute an environmental hazard of any type under local, state or federal law; (ii) there are no buried, partially buried, above-ground or other tanks, storage vessels, drums or containers located in or on the Premises; and (iii) Landlord has received no warning, notice, notice of violation, administrative compliant, judicial complaint or formal or informal notice, notice alleging that conditions on the Premises are in violation of any environmental laws, regulations, ordinances or rules. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), and hold Tenant harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in the value of Tenant's interest in and to the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on Tenant's use as provided in this Lease at the Premises, and any and all sums paid for settlements of claims, attorneys' fees, and consultant and expert fees) arising during or after the Term and arising as a result of the breach by Landlord of the representation made in the preceding sentence, or the leakage, spillage, discharge, or release of any Hazardous Substance as a result of Landlord's, its agents, employees, and contractor's acts or omissions or Landlord's violations of any environmental laws, regulations, ordinates or rules. The foregoing indemnification shall survive the termination or expiration of this Lease.

     ARTICLE 29. TENANT FINISH ALLOWANCE. The TENANT FINISH ALLOWANCE shall be $1,000,000.00 (based on $100.00 per square foot) and shall be used by Tenant only for those matters described as Tenant's Work pursuant to EXHIBIT C. So long as Tenant has performed its obligations hereunder, the TENANT FINISH ALLOWANCE shall be disbursed as follows:

     (i) 25% of the Tenant Finish Allowance shall be paid to Tenant within Thirty (30) days after the end of the month during which Landlord and Tenant have executed this Lease;

     (ii) 25% of the Tenant Finish Allowance shall be paid to Tenant within Thirty (30) days after the end of the month during which Tenant has started construction of the Premises and provided Landlord with a copy of a building permit for Tenant's Work;

     (iii) 25% of the Tenant Finish Allowance shall be paid to Tenant within Thirty (30) days after the end of the month during which Tenant has opened for business from the Premises; and

     (iv) The balance of the Tenant Finish Allowance shall be paid to Tenant within Thirty (30) days following the end of the month during which Tenant has provided a lien waiver from its general contractor and otherwise fulfilled the Tenant Opening Requirements set forth herein.

Notwithstanding the foregoing, if Tenant elects to delay finishing a portion of the Premises, a proportionate share of the Tenant Finish Allowance based on the area of the Premises not to be finished shall be withheld from Tenant and shall be paid to Tenant when and as Tenant elects to finish such remaining portion on the same schedule and subject to the same terms and conditions set forth in this
Article 29.

     EXCEPT AS SET FORTH HEREIN, LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSES, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SET OFF, OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESSED OR IMPLIED.

              EXECUTED BY LANDLORD, this 31st day of October, 2001.

Signature of Landlord witnessed by:        EASTON TOWN CENTER LLC,
                                           a Delaware limited liability company
/s/ [ILLEGIBLE]                            By: Georgetown Town Center, LLC,
-------------------------------            a Delaware limited liability company,
Print Name:  [ILLEGIBLE]                   its Member
                                           By: Georgetown TC Manager, LLC, a
                                           Delaware limited liability company,
                                           its Member and Managing Member

                                              By: /s/ Adam Flatto
                                                 ----------------------------
                                                  Adam Flatto, Vice President

/s/ Diane Klages
-------------------------------
Print Name: DIANE KLAGES

STATE OF New York  :
                   : SS
COUNTY OF New York :

     The foregoing instrument was acknowledged before me this 31st day of October, 2001, by Adam Flatto, Vice President of Georgetown TC Manager, LLC, Member and Managing Member of Georgetown Town Center, LLC, Member of Easton Town Center LLC, a Delaware limited liability company, on behalf of said limited liability company.

                                           /s/ [ILLEGIBLE]
                                           ---------------------------------
                                           Notary Public
                                           My Commission Expires: 11/2/02

[SEAL]

               EXECUTED BY TENANT, this 31st day of October, 2001.

Signature of Tenant witnessed by:          Smith & Wollensky Ohio LLC
                                           a Delaware limited liability company
/s/ [ILLEGIBLE]
-------------------------------
Print Name: [ILLEGIBLE]

/s/ Diane Klages                           By: /s/ [ILLEGIBLE]
-------------------------------               ------------------------------
Print Name: DIANE KLAGES                   Title: President

STATE OF New York  :
                   : SS
COUNTY OF New York :

     The foregoing instrument was acknowledged before me this 31st day of October, 2001, by James Dunn, President of Smith & Wollensky Ohio LLC, a Delaware limited liability company, on behalf of said entity.

                                           /s/ [ILLEGIBLE]
[SEAL]                                     ---------------------------------
                                           Notary Public
                                           My Commission Expires: 11/2/02

                                    EXHIBIT A

                              PREMISES DESCRIPTION

                                    [GRAPHIC]

                                FIRST FLOOR PLAN

                                    EXHIBIT B

                           SHOPPING CENTER DESCRIPTION

                                  47.580 ACRES

     Situated in the State of Ohio, County of Franklin, City of Columbus, Quarter Township 2, Township 1, Range 17, United States Military Lands, being a part of each of those tracts of land conveyed to MORSO Holding Co. by deeds of record in Official Record 30846G11 (Parcels 9 and 17) and Instrument Number 199711190147984, all references being to the records of the Recorder's Office, Franklin County, Ohio and more particularly bounded and described as follows:

     Beginning at the intersection of the northerly right-of-way line of Gramercy Street and the westerly right-of-way line of Chagrin Drive as shown on the dedication plat entitled "Chagrin Drive, Colliery Avenue, Easton Loop East, Easton Loop West and Gramercy Street Dedication and Easements" of record in Plat Book 93, Pages 1 and 2;

     thence South 2 DEG. 18' 27" West, with said westerly right-of-say line, a distance of 109.00 feet to an iron pin set;

     thence crossing said Parcel 9, the following courses and distances:

     With the arc of a curve to the left (Delta = 90 DEG. 0' 00", Radius = 40.00 feet), a chord bearing and distance of North 42 DEG. 41' 33" West, 56.57 feet to an iron pin set;

     North 87 DEG. 41' 33" West, a distance of 513.27 feet to an iron pin set at a point of curvature to the right;

     With the arc of said curve (Delta = 19 DEG. 11' 17", Radius = 27.00 feet), a chord bearing and distance of South 82 DEG. 42' 48" West, 9.00 feet to an iron pin set;

     North 87 DEG. 41' 33" West, a distance of 120.00 feet to an iron pin set at a point of curvature to the right;

     With the arc of said curve (Delta = 19 DEG. 11' 17", Radius = 27.00 feet), a chord bearing and distance of North 78 DEG. 05' 54" West, 9.00 feet to an iron pin set;

     North 87 DEG. 41' 33" West, a distance of 510.04 feet to an iron pin set at a point of curvature to the left; and

     With the arc of said curve (Delta = 67 DEG. 40' 06", Radius = 40.00 feet), a chord bearing and distance of South 58 DEG. 28' 24" West, 44.54 feet to an iron pin set in the easterly right-of-way line of Easton Loop West;

     thence crossing said MORSO Holding Co. tracts, the following courses and distances:

     North 2 DEG. 18' 27" East, a distance of 1121.80 feet to an iron pin set at a point of curvature to the right;

     With the arc of said curve (Delta = 90 DEG. 00' 00", Radius = 360.00 feet), a chord bearing and distance of North 47 DEG. 18' 27" East, 509.12 feet to an iron pin set;

     South 87 DEG. 41' 33" East, a distance of 405.92 feet to an iron pin set at a point of curvature to the right;

     With the arc of said curve (Delta = 24 DEG. 48' 38", Radius = 760.00 feet), a chord bearing and distance of South 75 DEG. 17' 14" East, 326.53 feet to an iron pin set;

     South 62 DEG. 52' 55" East, a distance of 218.68 feet to an iron pin set at a point of curvature to the right;

     With the arc of said curve (Delta = 65 DEG. 13' 20", Radius = 400.00 feet), a chord bearing a distance of South 30 DEG. 16' 15" East, 431.15 feet to an iron pin set;

     South 2 DEG. 20' 25" West, a distance of 393.04 feet to an iron pin set;

     South 00 DEG. 48' 27" West, a distance of 428.84 feet to an iron pin set at a point of curvature to the right; and

     With the arc of said curve (Delta = 91 DEG. 30' 00", Radius = 40.00 feet), a chord bearing and distance of South 46 DEG. 33' 27" West, 57.30 feet to an iron pin set in the northerly right-of-way line of said Gramercy Street;

     Thence North 87 DEG. 41' 33" West, with said northerly line, a distance of
248.43 feet to the point of beginning, containing 47.580 acres of land, more or less.

     Basis of bearings for this description were transferred from a field traverse originating from and tying to E.C.G.S. Monuments Frank 64 and Frank 164 and are based on the Ohio State Plane Coordinate System, South _______, as per NAD 83.

     Excepting therefrom the following two tracts of land;

EXCEPTION TRACT ONE:

                                   2.832 ACRES

     Situated in the State of Ohio, County of Franklin, City of Columbus, Quarter Township 2, Township 1, Range 17, United States Military Lands, being part of that tract of land conveyed to MORSO Holding Co. by deed of record in Official Record 30846G11 (Parcel 9), all references being to the records of the Recorder's Office, Franklin County, Ohio and more particularly bounded and described as follows:

     Beginning for reference at the northeasterly corner of the dedication plat entitled "Morse Crossing Dedication and Easements" of record in Plat Book 86, Pages 56, 57 and 58 at the intersection of the southerly right-of-way line of Morse Road with the easterly right-of-way line of Morse Crossing;

     thence with said easterly right-of-way line and with the arc of a curve to the left (Delta = 89 DEG. 59' 35", Radius = 40.00 feet), a chord bearing and distance of South 48 DEG. 44' 22" West, 56.57 feet to a point;

     thence South 3 DEG. 44' 34" West, continuing with said easterly right-of-way line, a distance of 676.79 feet to a point;

     thence crossing said MORSO Holding Co. tract, the following courses and distances;

     South 87 DEG. 41' 33" East, a distance of 851.52 feet to an iron pin set at the true point of beginning for this description;

     South 87 DEG. 41' 33" East, a distance of 50.00 feet to an iron pin set;

     South 2 DEG. 18' 27" West, a distance of 158.00 feet to an iron pin set;

     South 87 DEG. 41' 33" East, a distance of 162.40 feet to an iron pin set;

     South 2 DEG. 18' 27" West, a distance of 187.58 feet to an iron pin set;

     South 87 DEG. 41' 33" East, a distance of 78.83 feet to an iron pin set;

     South 2 DEG. 18' 27" West, a distance of 99.42 feet to an iron pin set;

     North 87 DEG. 41' 33" West a distance of 453.83 feet to an iron pin set;

     North 2 DEG. 18' 27" East, a distance of 287.00 feet to an iron pin set;

     South 87 DEG. 41' 33" East, a distance of 162.50 feet to an iron pin set;
and

     North 2 DEG. 18' 27" East, a distance of 158.00 feet to the true point of beginning, containing 2,832 acres of land, more or less.

     Bearings for this description are based on the Ohio State Plane Coordinate System as per NAD 83, Control for bearings was from coordinates of monuments Frank 64 and Frank 164 and determines the bearing for a portion of Stelzer Road as being North 2 DEG. 36' 26" East.

EXCEPTION TRACT TWO:

                                   3.682 ACRES

     Situated in the State of Ohio, County of Franklin, City of Columbus, Quarter Township 2, Township 1, Range 17, United States Military Lands, being a part of each of those tracts of land conveyed to MORSO Holding Co. by deeds of record in Official Record 30846G11 (Parcel 9) and Instrument Number 199711190147984, all references being to the records of the Recorder's Office, Franklin County, Ohio and more particularly bounded and described as follows:

     Beginning for reference at a northeasterly corner of the dedication plat entitled "Chagrin Drive, Colliery Avenue, Easton Loop East, Easton Loop West and Gramercy Street Dedication Easements" of record in Plat Book 93, Pages 1 and 2 at the intersection of the northerly right-of-way line of Gramercy Street with the easterly right-of-way line of Easton Loop east;

     thence North 0 DEG. 48' 27" East, with the westerly line of that tract conveyed to Board of Education of the City School District of Columbus, Ohio by deed of record in Deed Book 3492, Page 865, a distance of 263.26 feet to a point;

     thence crossing said MORSO Holding Co. tracts, the following courses and distances;

     North 87 DEG. 41' 33" West, a distance of 80.03 feet to an iron pin set at the true point of beginning for this description;

     North 87 DEG. 41' 33" West, a distance of 114.85 feet to an iron pin set;

     North 42 DEG. 41' 34" West, a distance of 51.83 feet to an iron pin set;

     North 87 DEG. 41' 33" West, a distance of 272.74 feet to an iron pin set;

     South 2 DEG. 18' 27" West, a distance of 46.92 feet to an iron pin set;

     North 87 DEG. 41' 33" West, a distance of 137.10 feet to an iron pin set;

     North 2 DEG. 18' 27" East, a distance of 379.12 feet to an iron pin set;

     South 87 DEG. 41' 33" East, a distance of 443.20 feet to an iron pin set;

     South 2 DEG. 17' 27" West, a distance of 294.84 feet to an iron pin set;

     South 42 DEG. 41' 34" East, a distance of 33.95 feet to an iron pin set;

     South 87 DEG. 41' 33" East, a distance of 92.83 feet to an iron pin set;

     South 0 DEG. 48' 27" West, a distance of 50.02 feet to the true point of beginning, containing 3.682 acres of land, more or less

     Subject, however, to all legal rights-of-way and/or easements, if any, of previous record.

     Bearings for this description are based on the Ohio State Plane Coordinate System as per NAD 83. Control for bearings was from coordinates of F.C.G.S. Monument Numbers Frank 64 and Frank 164 and determines the bearing for a portion of Stelzer Road as being North 2 DEG. 36' 26" East.

                                    EXHIBIT C

Draft Date: October 30, 2001

        LANDLORD WORK LETTER - TENANT'S WORK LETTER (SMITH AND WOLLENSKY)
                         THE FASHION DISTRICT AT EASTON
                            FIRST FLOOR RETAIL TENANT

SECTION 1. LANDLORD'S SHELL BUILDING DEMISED AREA

A. LANDLORD OBLIGATION: The following defines the Landlord's responsibilities and minimum criteria for demised area defining the Premises and constitutes the Landlord's work. LANDLORD SHALL MAKE THE DETERMINATION OF WHICH SPACE IS CONSIDERED RETAIL VERSUS HIGH DENSITY/RESTAURANT USES. All work not specifically defined herein is considered to be Tenant's responsibility as part of interior finish work. Landlord's obligations with respect to interior finish work are as set forth below.

B.   UTILITY DESCRIPTION:

     1.   Plumbing:

          a. Domestic water branch line will be provided by Landlord to a point at or near the rear of the Premises, with a single 2" valve (unless noted otherwise) for Tenant connection. At Landlord's option, Landlord may sub-meter Tenant's water service at Tenant's premises or Tenant shall be charged a proportionate share for such service based on the gross leasable area of the Premises in relation to the total gross leasable area and common areas serviced by such water service. Tenants utilizing water as part of their main business operation, i.e. food service, will be required to be sub-metered. Landlord will furnish and install the water meter at a location determined by Landlord at Tenant's expense. Tenant will furnish and install 24AWG twisted shielded pair communication cable from water meter to Landlord's central telephone area at Tenant's expense. Refer to section 2, Tenant's Work, Telephone System, item 4.b.

          b. At slab-on-grade locations, a 4" sanitary drain line will be provided below finish floor at the rear of the space typically in an area without a concrete floor being installed. (See Item 9 below for Landlord provided floor.) At locations without "leave out" areas, Tenant will be responsible to extend sanitary line to the rear of the Premises. Location of sanitary will be by Landlord. Tenant to verify the location of sanitary line. Tenant will be responsible for making connection to the sanitary drain and all work thereafter. Vent piping will be stubbed into or near the space for Tenant connection for spaces located below 2nd floor Tenant space with no direct roof access.

          c. The natural gas service pressure shall be capable of producing 10,000 cfh at 10" to 14" w.c., to the extent available, valved and capped to the Premises. The Landlord will provide a gas line at Tenant's expense from the wall near the Tenant's meter location to the roof (the Tenant shall provide piping on both ends of the stub provided by the Landlord). Tenant is responsible for all other associated gas piping from the manifold to the equipment that requires gas and/or to the Premises, including final connections, modifications to the manifold, meter set and any associated costs; provided that Landlord shall provide at its expense a yoke assembly at the main incoming gas service room for new tenant meter.

               The Tenant shall coordinate and install gas meter as required by the utility co.

     2.   Electrical

          a. Electric service shall be metered by the Landlord provided metering. Electric service charges shall be paid to the Landlord based on meter readings obtained from the electric utility company.

          b. Landlord will provide two 4" diameter conduits, with nylon drag line for Tenant's electrical feeders from building's main electrical distribution center and electric meter to Premises. Location of conduit will be determined by Landlord and subject to reasonable approval of Tenant. The scope of work shall include associated electrical feeder and required transformer(s). If required by Tenant, larger or additional conduit may be provided by Tenant, at Tenant's expense. All conduits installed in public areas shall be concealed. Exposed conduit visible to the public is not acceptable.

          c. Landlord will provide a fusible disconnect, at Landlord's expense, located at the building main electrical distribution center. Fuses shall be furnished and installed by the Tenant.

          d. Landlord shall provide a minimum of 400 amp service. Power available is 480/277 volt, 3 phase, 4 wire, 60 hertz, 17.5 watts per square foot. If requested by Tenant, an additional 200 amps will be provided at Tenant's expense not to exceed $10,000.00; any costs in excess of $10,000.00 shall be paid by Landlord.

     3. Telephone: A 1" telephone conduit with pull wire will be provided at or near, the rear of the Premises. Tenant shall extend any telephone lines (and water metering communication cable for tenants utilizing water as part of their main business) to the central telephone area to facilitate installation.

     4.   Heating, ventilation, and air conditioning:

          a. Tenant shall furnish and install rooftop units, curbs, and frames as approved by the Landlord and all ductwork from the rooftop until to all connections within the space, including final connections, balancing, etc. All work related to the roof penetration shall be by the Tenant, at the Tenant's expense. A total of 85 square feet of shaft area will provided by Landlord in a location or locations reasonably acceptable to Tenant. Return air shall be ducted up through the chase to the rooftop unit by the Tenant. Tenant shall furnish and install all fire dampers, and any other associated items, as required by code. Tenant shall provide duct mounted smoke detectors for all roof top units (regardless of size). Duct mounted detectors shall be furnished and installed by the approved Landlord fire alarm contractor at Tenant's expense, and monitored by Landlords fire alarm panel. Electric and natural gas service to rooftop unit(s) shall be provided by Tenant, from Tenant's metered service. All flashing, modifications and repairs to the roof will be by the Landlord's roofing contractor at Tenant's expense.

          b. Landlord will stub a central toilet exhaust system with low pressure ductwork mains into or near each retail space which is located below a 2nd floor tenant space that does not have direct access to the roof. All extensions and equipment within Premises, including final connections, to be by Tenant. At tenant spaces where there is not a second floor above, the tenant will be responsible to provide entire toilet exhaust system. All restaurant tenants will be responsible for their entire individual toilet exhaust system.

          c. For additional information regarding restaurant/ assembly spaces, see Section 2, Tenant's Work.

     5.   Fire protection systems:

          a. A suppression system line, will be provided by the Landlord at or near, the rear of the Tenant space. The system sizing will be designed as required by state or local code. The Tenant shall be responsible for all modifications necessary to accommodate Tenant's plan, including installation of all branch lines and sprinkler heads. All modifications in Tenant's space shall be at Tenant's sole cost and with Landlord approval. See Section 2 for additional requirements.

          b. Fire alarm system: Refer to Section 2, Tenant's Work, "Fire Alarm Systems", for additional information. Landlord shall provide routing path into each Tenant Premise for connection to building fire alarm system. Tenant shall furnish and install fire alarm system if required by code, and make final connection at Tenant's expense. Landlord's approved fire alarm contractor shall be used for entire fire alarm system installation at Tenant's expense. Fire alarm wiring from Tenant Premises to building fire alarm system shall be furnished and installed by the Tenant at Tenant's expense.

     6. Storefront: At interior and exterior locations, all storefronts shall be provided by Tenant. See Tenant's Design Criteria.

     7. Demising partition: Landlord will erect stud framing partitions full height between adjacent Premises to define the Premises. Tenant shall provide and install 5/8" gypsum board at demising partition as part of Tenant's work. All demising partitions are required to be rated by code, and installation of all gypsum board and any penetrations, outlets, etc., shall be done in strict conformance with accepted testing agency assemblies and as required by code, at Tenant's expense.

     8. For Tenant's with access to the rear of the building, Landlord shall provide one door unit. Door unit to be 3' X 7' X 1-3/4", prime coated, hollow metal door (insulated at exterior doors) with hollow metal frame. Will include hinges, and weather stripping at exterior doors. Interior door will be 1 hour rated, if required by code. Door location determined by Landlord, relocation of door installation of permanent lockset and any additional hardware. Painting of Premise side of door by Tenant.

     9. Floor: At slab-on-grade locations, Landlord will provide a minimum 4" thick concrete slab with a trowel-smooth finish to within 8'-0" (unless noted otherwise) of the rear wall of the building will be aggregate base finish. Final location to be determined by landlord. Tenant, at its expense, shall provide a 4" concrete slab (trowel finish with control joints to match existing) with a minimum strength of 3,000 psi, reinforced with 6 X 6 - W1.4

          WWF, over a six mil vapor barrier in the leave out area. All fill below slab should be aggregate, uniformly compacted to 100%. Construction of control joint shall match mall standard detail. The Tenant shall remove all spoils from the site at Tenant's expense. Landlord shall provide a sidewalk for Tenant's Patio Space.

SECTION 2. TENANT'S WORK

All Tenant construction shall be in accordance with the requirements of all applicable codes, ordinances, rules, and regulations, including, but not limited to, the Americans with Disabilities Act Accessibility Guidelines and the Ohio Basic Building Code (OBBC), and all authorities having jurisdiction over the work and Landlord's insurance carrier. In case of conflict, the standard rule, ordinance, etc. providing the higher standard/requirement shall prevail. Tenant's design and construction must also comply with the minimum criteria below. From and after the date Tenant commences Tenant's Work, Tenant shall be deemed to have sole control and possession of the Premises and shall be solely responsible for all personnel performing and property used in, Tenant's Work (provided the foregoing shall not limit Landlord's right of access otherwise provided). Tenant shall pay Landlord for any item performed by Landlord at Tenant's expense hereunder within 10 days after Tenant's receipt of written invoice therefor; provided the amount of each such item shall be subject to the reasonable approval of Landlord and Tenant. Landlord shall not unreasonably withhold, delay or condition any consent or approval required hereunder. In the event of any inconsistency, ambiguity or conflict between the terms hereof and Tenant's plans and specifications approved by Landlord, Tenant's approved plans and specifications shall control.

A.   GENERAL DESIGN AND CONSTRUCTION CRITERIA:

     1. All Tenant construction shall be in conformance with the approved construction type of the structure and the OBBC.

     2. Any penetrations planned by Tenant through the roof, ceiling, floor, or exterior wall of the Premises must be approved by Landlord, in writing, at the time of plan preparation and prior to performing such work. All openings must be done so per OBBC as it relates to fire ratings and protection. For any openings through structurally supported levels, concrete slab must be core-bored, sleeved, grouted, sealed, and made waterproof. Sleeves must extend at least 2" above finish floor.

     3. All penetrations through roof shall be by the Tenant and all flashing and roofing repair work shall be by Landlord's roofing contractor and paid for by Tenant. Penetrations will require Landlord's prior written approval.

     4. No fastening to or suspending from the underside of the floor or roof deck is permitted without the Landlord's prior written approval for all loads over 400 pounds. Such approval will not be given prior to review of appropriate loading and detail information. Tenant shall reimburse Landlord $200.00 for its cost to review each such request within 10 days after Tenant's receipt of a written invoice therefor.

     5. Tenant shall reimburse Landlord for its cost in erecting a temporary barricade for the Premises. Tenant shall, at its sole cost and expense, in accordance with the Tenant Design Criteria install appropriate Tenant identification signage on the barricade. Tenant shall submit plans for the identification signage to Landlord for approval prior to erection. See the Tenant's Design Criteria for additional information.

     6. Work by Tenant's contractor must be coordinated with Landlord. Tenant's contractor must keep a clean site, free of all trash and debris, and is responsible for trash removal to dumpsters provided by Landlord. Trash and debris shall not be left, at any time, outside the Premises. Tenant at its sole cost and expense during the period prior to the Commencement Date shall be responsible for the cost of all utilities used and consumed by Tenant and for the cost of trash removal from the Premises.

     7. Tenant shall be responsible to maintain access to Landlord systems installed within the Tenant's space, based on "as-built" conditions. Tenant shall provide access panels, size as required, to gain access to Landlord systems above non-accessible ceilings. Verify exact requirements in field.

     8. Tenant shall pay Landlord $400 to reimburse Landlord for its expenses incurred in reviewing Tenant's plans at the time of each submission. NO WORK SHALL BE PERFORMED BY TENANT UNTIL LANDLORD HAS APPROVED ALL DRAWINGS. THE LANDLORD DESIGN REVIEW DOES NOT, IN ANY WAY, RELIEVE THE TENANT OF THE RESPONSIBILITY TO MEET ALL BUILDING CODES AND LEASE REQUIREMENTS.

B.   ELECTRICAL DESIGN CRITERIA:

     1.   Lighting system design:

          a. All lighting must be reviewed and approved by the Landlord prior to installation, and must conform the following lighting guidelines. Tenant is responsible for furnishing and installing all lighting fixtures, lamps, wiring, convenience outlets, time clocks, contractors, signs, etc., and all related conduits, controls, and wiring within the Premises. Entire installation shall meet all requirements of national and local electrical codes. All equipment shall bear UL labels.

          b. Except for food service Tenants, the Tenant shall, at Tenant's cost, install track lighting with light fixtures extending across the full width of the show windows and above all exterior windows for brilliant illumination of Tenant's merchandise. THIS LIGHTING SHALL BE PROVIDED ON A SEPARATE CIRCUIT ON TENANT'S ELECTRICAL PANEL AND PROVIDED WITH AN AUTOMATIC TIMER SO LIGHTS CAN REMAIN ON DURING HOURS AS DESIGNATED BY THE LANDLORD. Type of lighting to be approved in advance by Landlord. Show window outlets shall also be provided by Tenant in accordance with National Electrical Code and shall be designed to blend in with show window design. See Tenant's Design Criteria for additional information.

          c. All fluorescet fixtures shall be 2' X 2' 9-cell parabolic fixtures, 2' X 4' 18-cell parabolic fixtures, or strip fixtures, concealed in light coves. Acrylic lenses are not allowed, except in storage areas not visible to the general public. Tenants are encouraged to creatively utilize other sources of illumination in their store design. Fluorescent fixtures shall utilize T-8 lamps and electronic ballast.

          d.   H.I.D lighting shall not be used unless approved by the Landlord.

          e. Low voltage lighting or par lamps are recommended for high impact on merchandise.

          f. All showcase and display cases must be adequately lighted and ventilated. Direct visual exposure of lamps is not acceptable.

          g. Exit/emergency lighting system shall be by Tenant. Emergency means of egress lighting shall be provided by Tenant to illuminate Premises, as required by OBBC. Exit/emergency means of egress lighting fixtures shall be provided with battery back-up and shall be recessed lights or twin-head light packs. In areas visible to customers, battery assembly for emergency means of egress lights shall be concealed with remote-type light fixtures. Type of fixtures to be approved in advance by Landlord and shall match manufacturer and model number of fixtures installed in building common areas.

          h. Landlord may provide exterior egress fixtures for Tenant's installation. Cost of fixture is at Tenant's expense.

          i. Connections to all devices in Tenant's sales/customer areas shall be concealed.

          j. Storefront signage shall be provided on a separate circuit on Tenant's electrical panel and provided with an automatic timer so signage can remain on during hours designated by Landlord. See Tenant Design Criteria for additional information.

          k. All conduits installed in public areas shall be concealed. Exposed conduit visible to the public is not acceptable, unless approved in advance, in writing, by the Landlord.

          l. Any Tenant requiring new rear exit doors or relocation of existing doors may be required to provide additional lighting at new exterior door location(s). Light fixture(s) shall match manufacturer and model number of lighting fixtures specified by Landlord. Final connection to lighting circuit and all expenses shall be by Tenant.

     2.   Power systems design:

          a. The Landlord shall furnish and install a fusible disconnect switch at Landlord's distribution equipment at Landlord's expense. All connections by Tenant at Tenant's expense. Electric meter and current transformers shall be furnished and installed by the electrical utility company. Electrical feeder conductors shall be sized as required by code for Tenant's requirements. All conducts within Premises shall be furnished and installed by Tenant. Tenant shall coordinate metering and service requirements with the Landlord. All conductors shall be insulated copper wire type THHN or THWN.

          b. All conduits installed in public areas shall be concealed. Exposed conduit visible to the public is not acceptable.

          c. Panel-board(s) shall be designed for 20% minimum spare ampacity (based on connected load) and 20% spare breaker space.

          d. Except as expressly set forth herein as part of Landlord's Work, Tenant is responsible for furnishing and installing all electrical equipment, including, but not limited to, distribution panel-boards, appliance panel-boards, disconnect switches (fusible or non-fusible), transformers, motor starters, wiring devices, and all related conduits, feeders, branch circuits, and control wiring within the Premises.

          e. Tenant shall be responsible for the installation and removal of temporary lighting and power and related ground fault circuit protection.

          f. Tenant is responsible for providing a weatherproof toggle switch, service light, and ground fault circuit interrupting receptacle at all Tenant provided rooftop equipment, as required by the Ohio Basic Building Code.

          g. All convenience outlets located within 6'-O" of water sources shall be provided by a ground fault circuit interrupting device.

          i. Electric service to rooftop unit(s) shall be provided by Tenant, from Tenant's metered electric service.

          j. Tenant is responsible to provide label at Landlord's base building switchgear, to identify switchgear/disconnect to meet landlord's standard (black plastic laminate with white letters - coordinate size with Landlord).

     3.   Fire alarm systems:

          a. Unless required by code, tenant fire alarm systems exceeding the following requirements shall not be permitted without written permission from the Landlord; Tenant shall provide duct mounted smoke detectors and remote test stations, at all tenant supplied HVAC equipment. Duct mounted smoke detectors shall be wired to shut down the associated HVAC equipment and signal the Landlord's fire alarm system. All fire alarm devices shall be UL listed for use with Landlord's fire alarm system. Final connection of duct detectors, fire alarm cable, etc. to Landlord's fire alarm panel shall be provided by approved Landlord's fire alarm contractor at Tenant's expense. Tenant to provide and install all required duct detectors, fire alarm cable, etc. - coordinate type (including manufacturer and model numbers) required with Landlord's fire alarm contractor to correspond with landlord's system.

     4.   Telephone system:

          a. Telephone system, including telephone lines to Landlord's central telephone area, shall be by Tenant at Tenant's expense.

          b. Tenant's utilizing water as part of their main business operation, i.e. food service, shall furnish and install a 24 twisted shielded pair communication cable from Tenant's water meter location to Landlord's central telephone area, via a 1" telephone conduit, leaving 10 foot coil at Landlord's telephone terminal board. This cable is to be installed at same time as Tenant's telephone cable and shall be at Tenant's expense.

     5.   Special systems design:

          a. Television and security systems, associated equipment, and all conduits and wiring required by such systems, shall be by Tenant if required. The location and installation of any rooftop mounted antenna or satellite dish must be approved in advance, in writing, by the Landlord. Tenant shall reimburse Landlord $200.00 for its cost to review each such request within 10 days after Tenant's receipt of a written invoice therefor. Tenant shall use the Landlord's roofing contractor for all roofing penetrations and repairs, at Tenant's expense.

          b. Delivery buzzer system, including associated conduit and wire, shall be provided by Tenant, if required by Tenant.

          c. Audio systems installed by Tenant shall be designated in such a way that the sound shall be contained within Tenant's leased Premises.

C. HVAC DESIGN CRITERIA: The HVAC system must be reviewed and approved in advance by the Landlord and must conform to the following HVAC guidelines.

     1. General requirements (retail tenants/restaurants/high density tenants):

          a. Landlord provided duct chases shall be utilized for Tenant's HVAC purposes, in areas with a 2nd floor Tenant space above and with no direct access to a roof area.

          b. Tenant shall furnish and install standard insulated low velocity air distribution system, including connection to unit.

          c. Tenant shall be responsible for installation of fire dampers as required by codes.

          d.   Provide clear access to all equipment.

          e. Rooftop units supplied and installed by Tenant shall be purchased from manufacturer with make and model as approved by the Landlord. Units shall be air cooled, direct expansion packaged units. Condensate drain to be properly trapped and extended to splashblock on roof. Gas heat is available, if required. Tenant shall furnish and install complete gas piping installation. Coordinate gas pipe route with the Landlord.

          f. Rooftop unit curbs and frames shall be supplied and installed by Tenant.

          g. Except as expressly set forth herein as part of Landlord's Work, all roof penetrations shall be by the Tenant, and curb flashing and roofing repairs shall be by Landlord's approved roofing contractor at Tenant's expense. Location of all roof top equipment to be designated by Landlord.

          h.   Controls: All controls and control wiring shall be by Tenant.

          i. Ductwork: Ductwork shall be fabricated of galvanized sheet metal and be designated and constructed in accordance with the latest ASHRAE and SMACNA guidelines and the OBMC.

          j.   Tenant shall insulate all supply ductwork.

          k. A duct chase (built as required by OBBC) will be provided by the Landlord from the roof deck to the second floor for first floor tenants, without direct access to the roof. The Tenant shall be responsible for all ductwork within the chase shaft and the closure of the shaft at the second floor assembly. All voids within the chase shaft shall be sealed by the Tenant, and any fire dampers which may be required shall be provided by the Tenant.

          l. All equipment, rooftop unit locations and heights shall be approved by the Landlord.

          m. All tenants with roof top equipment located above other tenant spaces shall provide a vibration isolation roof curb rail specifically designed and engineered to isolate all packaged roof top unit equipment. The roof curb rail shall be equivalent to Kinetics model KSR with 1" deflection. Tenant shall provide curb detail for Landlord approval.

     2.   Distribution equipment:

          a. Toilet rooms shall be exhausted per code. Retail tenants' toilet exhaust shall be tied into the Landlord's toilet exhaust system where provided. Modifications to the Landlord's exhaust system for exhaust air volume greater than that require for the standard toilet room shall be by the Tenant. Landlord shall provide at its expense a minimum capped 4 inch vent into the Premises. Roof penetration associated with this work shall be by Landlord at Landlord's expense.

          b. Toilet exhaust and/or plumbing vents must be located at the minimum distance specified by OBBC from all fresh air intakes.

          c. All supply diffusers, return grilles, and balance dampers within the Premises shall be provided by the Tenant and shall be sized to distribute the required air volume and maintain an NC 30. The type and manufacturer for these devices is left to the discretion of the Tenant.

     3.   Heating/reheat:

          a. Tenants with exterior exposures shall provide Heating or reheat as required to offset the exterior facade heat loss or provide humidity control in the space.

D. PLUMBING CRITERIA: The plumbing system must be reviewed and approved in advance by the Landlord and must conform to the following plumbing guidelines.

     1. The Tenant shall provide piping as required to connect its plumbing system to the piping stubbed into or near its space by the Landlord.

     3.   The plumbing system shall comply with the Ohio Plumbing Code.

     4. Plumbing fixtures and accessories shall be of commercial quality and shall be of water conserving type.

     5. Floor drains shall be provided in toilet rooms with more than two fixtures, at all toilet rooms above the ground level, and kitchens, as required by code. A minimum of one (1) floor drain will be required to be installed by Tenant in each room as listed above. Provide trap primers as required by code.

     6.   Pipe sleeves shall be installed in penetrations through floor slabs.

     7. Water Heater: Electric or gas water heater provided by Tenant per building code and Tenant requirements.

     8. Tenants required to have water sub-metered shall provide 24 AWG twisted shielded pair communication cable as described in Tenant's Work, telephone system, item 4.b.

E.   FIRE PROTECTION:

     1. The Tenant shall provide all branch piping and sprinklers as required to connect to Landlord's sprinkler main and shall be hydraulically calculated.

     2.   The fire protection system shall comply with all governing codes.

     3. Sprinkler system: Tenant work shall include, but not be limited to, installation of branch lines, hangers, sprinkler drops, etc. All sprinkler heads shall be semi-recessed pendant heads with chrome finish and escutcheon located in the ceiling tiles, to meet all building codes.

     4. The Tenant is responsible for any drain downs/refilling of the fire protection system, including all related costs, as required for the build-out of the Tenant's space.

     5. The Landlord shall be given notice five (5) working days prior to any shut-downs that may be required. Tenant Premises must be designed so that Premises can be shut-down without shutting down entire system.

F.   TENANT FINISHES CRITERIA:

     1. All Tenant work shall comply with the Tenant Design Criteria Booklet, dated November 1, 2000 and the Tenant Handbook dated December 1, 2000, each of which has been heretofore provided by the Landlord.

     2. All materials employed in Tenant's storefront shall be hard surface, durable materials that require minimum maintenance. Exterior glazing shall be double pane insulating panels.

     3. Swinging doors must not open across the Tenant's lease line or into any common area, unless approved, in writing, by Landlord. Roll down, sliding, or folding grilles are not allowed. Tenant spaces with occupant loads exceeding 50 persons must have outward swinging doors per code.

     4. All extruded aluminum used in conjunction with Tenant's storefront that is exposed at any time shall have a finish to match the remainder of the building, and will be selected and approved by the Landlord. Storefront systems used at exterior locations shall be thermally broken.

     5. Tenant's interior partitions shall be made of metal stud framing with 5/8" gypsum board finish on all sides, with taped and spackled joints.

     6. Tenant shall provide and install noncombustible fire stops as may be required at separations from the leased premises and ceiling above common areas. Fire stop must not be attached to the Landlord's floor or roof deck.

     7. Metal suspension systems shall be used for all ceilings and shall be secured to Landlord's structural framing only. No connections to Landlord's roof or floor deck, piping, ductwork, conduit, etc. will be permitted.

     8. Combustible materials of any sort (including non-plenum rated cabling) may not be used or stored above the Tenant's ceiling.

     9. Provide access panels to permit servicing to all equipment located above the ceiling. Access panels in hard surface ceilings must be flush and fully concealed with adjacent finishes. Access panel should be installed on vertical ceiling soffits or located as inconspicuously as possible.

     10. Expansion joints in sales area must be detailed and illustrated in the construction documents and must be designed to allow adequate movement. Expansion joint materials must be compatible with the floor finish materials and must be detailed to allow movement at all expansion/control joints at Landlord provided S.O.G.

     11. Toilet rooms: all walls shall be constructed with water-resistant drywall. All toilet rooms shall have tile sanitary floors and bases that extend a minimum of 4" above finish floor. Floor drains and solid rubber thresholds are also required and shall meet ADA Guidelines.

     12. Mop sinks and electric water coolers will be by Tenant, if required. Wall surface adjacent to floor mounted mop sink will need waterproof finish (i.e. fiberglass reinforced panel) to minimum 4' above finish floor. Caulk and seal all joints adjacent to mop sink.

     13. Cash wrap areas shall be no closer than twenty feet (20') from Tenant's storefront lease line. All cash registers must be recessed into counter or screened to conceal them from view, as approved by Landlord.

     14. Tenant is responsible for maintaining integrity of all fire protected or sound rated assemblies. Tenant shall be responsible for providing code required column protection system, ceiling membrane system, and associated components at all areas within tenant space required to have protection where protection has not been installed by the Landlord. If rated assembly components are damaged or compromised during construction, the Tenant shall repair the assembly per all building codes and Landlord approval.

     15. Landlord responsible for installing 5/8" Type X gypsum board to demising framing, full height to top of stud (as part of a rated assembly if required by code). Provide rated wall assemblies as required by code. This may require rated openings for transfer ducts, fire safing insulation to seal top of wall and fire rated caulk at all Landlord and tenant penetrations. See Tenant's Work - HVAC Design Criteria. Provide noncombustible blocking as necessary for fixtures if it is required. Construction should not interfere in any way with adjacent Premises. All restaurant or assembly use Tenants shall provide sound batt insulation, full depth of stud, full height of demising wall, tight to deck. Completely seal all voids between wall and deck.

          Tenant is responsible to maintain a minimum sound transmission classification (STC) of 40 at demising wall. At all restaurant or assembly use tenants, provide a minimum STC of 45, including two layers of 5/8" gypsum board on Restaurant/Assembly tenant side of demising wall, but in no case should sound penetrate outside demising line. If additional gypsum board is required on adjacent tenant side of demising wall, responsibility shall be Restaurant or Assembly use
           Tenant. Tenant will be responsible to design demising walls (and ceiling assembly if 2nd floor above) to prevent sound transmission, based on Tenant's operation.

     16. Tenant restrooms: Restrooms shall be designed and constructed by Tenant and shall comply with all building codes and ADA, and approved by Landlord. Fixtures to be ADA compliant. Restroom doors to be 3' X 7', solid core, paint grade door in hollow metal frame, with appropriate hardware.

     17. Ceilings: Tenant shall install hard surfaced, durable ceilings, such as gypsum board, in all public areas, unless otherwise approved in writing by Landlord.

     18. Flooring: Tenant shall install hard surfaced, durable flooring, such as upgraded porcelain tile, wood, slate, etc., in all public areas within 10'-0" from front lease line adjacent to a public entrance. Other proposed flooring must be approved in writing by Landlord.

     19. Awnings: At numerous exterior building facades, awnings have been incorporated into the design of the building. At these locations, as deemed by the Landlord, Tenant shall provide and install any awnings which have been included in the building's design. Tenant shall be responsible for entire system, including any blocking or structural elements needed for adequate support. Awning design, color, size, configuration, and location to be approved by Landlord prior to installation and should reflect the building's original design intent. Tenant shall be responsible for awning maintenance, as approved by Landlord. Awnings to fabric color to remain consistent and to be selected by Landlord. If awnings are installed prior to Tenant's construction, Tenant shall reimburse the Landlord for the cost of each awning.

     20. Tenant is responsible to install 5/8" gypsum board to all exterior walls, full height, unless approved in writing by Landlord.

G.   FOOD SERVICE TENANT ADDITIONAL CRITERIA:

     1. Each Tenant's HVAC design must be submitted to the Landlord for preliminary review. Final design will need to be approved in advance, in writing, by Landlord. Design shall include all calculations necessary to properly analyze the system. System shall be designed by an engineer licensed in the State of Ohio.

     2. All food preparation exhaust duct systems shall be by Tenant and shall comply with all applicable building codes. Duct systems shall vent to the roof (unless approved otherwise in advance, in writing, by Landlord). Where there is a Tenant above the demised premises, Landlord shall provide a shaft, at location designated by Landlord, to the roof. The Tenant shall provide all equipment, ductwork, curbs and frames, fire dampers, fans, etc., and any additional structural components required for proper installation. All locations shall require Landlord's prior written approval.

     3. The Landlord's roofing subcontractor will be used by the Tenant if work on the roof is required, at the Tenant's expense. At all food prep. exhaust duct systems, the Landlord's roofing sub will provide and install a grease compatible membrane overlay at the Tenant's expense. Size of membrane to be 20' square location to be approved by the landlord.

     4. The Tenant shall provide all supply and return air ductwork required for the HVAC system.

     5.   The Tenant shall provide their own complete toilet exhaust system.

     6. Exhaust fans on roof shall be up-blast type and be located a minimum of 20' away from all fresh air intakes or as approved by Landlord. Provide exhaust to remove all hot food odors. Tenant shall not permit odors from within the leased premises to enter other areas of the Center.

     7. The Tenant shall provide their own system to condition the kitchen and provide make-up air to the exhaust hoods.

     8. Cutting of roof openings shall be done by the Tenant, and all flashing, patching and repair shall be done by Landlord's roofing contractor, paid for by the Tenant, and approved by the Landlord.

     9. Tenant's roof equipment shall be located in areas designated in advance, in writing, by the Landlord. Roof equipment shall be clearly identified with Tenant's name, and shall be factory painted according to Landlord's specifications.

     10. Kitchen, including equipment and exhaust system, shall comply with all state and local codes, including local health authorities.

     11.  Equipment must be installed allowing clear access for servicing.

     12. Tenant will be responsible to provide a grease trap system for the Premises, if and to the extent required by code. Tenant is responsible for connecting waste to the Center's sanitary line at a location approved by the Landlord. Location of the grease trap must have specific written approval by the Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. The Tenant is responsible for all other associated work, which may be required, for installation of the grease trap and sanitary waste lines, which would include, but not be limited to sidewalk, landscape and paving areas. The Tenant shall be responsible for all maintenance and cleaning of the grease trap per Landlord's standards, which shall be reasonable and nondiscriminatory. Notwithstanding anything contained herein, Landlord shall, upon request by Tenant, provide the required grease trap system for Tenant, in which case Landlord shall deduct from the Tenant Finish Allowance under the Lease an amount equal to the lesser of Landlord's actual cost to provide the grease trap system or $30,000.00.

     13. Tenant shall extend gas piping from their meter at the exterior of the building to their space as required. Landlord shall approve in advance, in writing, location of gas piping.

     14. The curb and frame required for Tenant's hood exhaust system and make-up air system will be provided by Tenant. Tenant shall provide all equipment and make all connections at Tenant's expense.

     15. Tenant shall provide sound batt insulation at all demising wall locations, full height to deck, full depth of stud.

     16. Tenant shall provide adequate isolation and drainage around and under all coolers, freezers, and other food service equipment to provide for elimination of condensation on any building surface. This is a Tenant design responsibility. If a condensation problem occurs, it shall be the Tenant's sole responsibility for corrective action to satisfy Landlord.

     17. All kitchen areas, toilet rooms, janitor closets, etc. in areas with floors below shall have a Landlord-approved waterproof membrane between the structural floor and the Tenant's finish floor and extend to 4" up each wall. NobleSeal TS, a composite sheet membrane manufactured from chlorinated polyethylene by The Noble Company, is an acceptable thin-bed waterproofing isolation sheet for ceramic tile installations (nominal thickness is 0.8 mm). Equal products may be used if approved in writing by Landlord during plan approval process. All installation procedures must be in accordance with manufacturer's recommendations.

                           FASHION DISTRICT AT EASTON
                 TENANT CALCULATION CHECK/DATA TABULATION SHEETS

DIRECTIONS FOR COMPLETION

A.   General:

     1.   All blanks on the forms must be filled in.

     2. Forms must be completed by the Tenant's mechanical or electrical engineer.

     3. The project architect/manager is responsible for insuring mechanical and electrical coordination.

     4. If the forms are not filled out or if they are not returned with the drawings for approval, the Tenant documents will be considered as not received.

B.   Electrical:

     1.   All data presented shall be connected loads per NEC.

PREPARED BY:______________________________________ DATE:______________

TELEPHONE NUMBER:__________________________

                           FASHION DISTRICT AT EASTON
                        ELECTRICAL DATA TABULATION SHEET

TENANT __________________________________________________ SUITE # _____________

AREA:  MAIN FLOOR__________________________________ SF  MEZZANINE _______SF

_______________________________________________________________________________

LOAD TYPE                                                  CONNECTED KW

 Space lighting                                            _____________

 Showcase lighting                                         _____________

 Sign lighting                                             _____________

 Receptacles                                               _____________

 Water heating                                             _____________

 Toilet exhaust fan (HP)                                   _____________

 *Special appliances or equipment                          _____________

 Miscellaneous (indicate)                                  _____________

 Space heating                                             _____________

 Air conditioning (HP, KW, or FLA)                         _____________

 Fan coil unit (HP)                                        _____________

 Exhaust hood fan(s) (HP)                                  _____________

 Make-up air fan (HP)                                      _____________

 Largest motor _____________ Total motor (HP)              _____________

 Transformer size (KW or KVA - indicate)                   _____________

 Total connected load (KW)                                 _____________

 Total connected load (watts per square foot)              _____________

Total simultaneous load (KW)                               _____________
(maintained at 3 hours or more)

PREPARED BY:___________________________________________ DATE: __________

TELEPHONE NUMBER: _______________________________

                                    EXHIBIT D

                                  SIGN CRITERIA

GENERAL SIGNAGE CRITERIA

1. All Tenant signage shall have written Landlord approval, such approval not to be unreasonably withheld, delayed or conditioned. Signage shall be limited to name, logo, and decorative treatment.

2. No formed plastic, injection molded plastic, or channel letters with plexiglass faces are permitted. There may be tenant designs at specific locations where animated components or flashing lights may be integral to the character of the design. These design proposals will be reviewed by the Landlord, but typically will not be permitted.

3. No sign maker's labels, Underwriter's or other identification shall be permitted on the exposed surface of signs, except those required by local ordinance.

4. No exposed conduit, tubing, or raceways, as well as transformers or other equipment, shall be permitted, unless approved by the Landlord, such approval not to be unreasonably withheld, delayed or conditioned.

5. Postal numbers will be designed and installed by the Tenant at Tenant's expense.

6. Electrical service to Tenant's sign shall be part of Tenant's installation and operating cost.

7. All sign illumination shall be on a separate 7-day, 24-hour time clock set in accordance with Shopping Center's operating hours.

8. No advertisements, notices, sale signs, or other lettering, other than the permanent display of store name or logo, shall be affixed or exhibited on the storefront or be visible from the common area with out specific written approval of the Landlord.

9. All state and local sign permit fees, if any, shall be the responsibility of the Tenant.

10. Tenant is responsible for complete attachment assembly of all sign types, including all wood blocking and other structural support necessary for a complete installation. Complete assembly must be submitted to the Landlord for approval, such approval not to be unreasonably withheld, delayed or conditioned.

STOREFRONT SIGNAGE DESIGN CRITERIA

1. Tenants should review and follow guidelines set forth in the Tenant Design Criteria for all proposed signage. All signage, including signs of a temporary nature, must be approved by the Landlord in writing before use, such approval not to be unreasonably withheld, delayed or conditioned.

2. All Tenants shall design, fabricate, and maintain a horizontal, illuminated, one-sided sign in addition to other sign requirements. Said sign will be installed by the Tenant at the Tenant's expense, and shall be mounted parallel to the Tenant's storefront, directly in front of the Tenant's entry doors. The one-sided horizontal sign shall be fabricated of Landlord approved material. Neon letters, logo, and tile accents may be used to enhance and delineate the signage. All other bold, creative designs will be considered.

3. All Tenants are required to design, fabricate, and maintain a projection double-sided blade sign (refer to Tenant Design Criteria for design guidelines). Said sign will be installed by the Tenant at Tenant's expense. The sign will be mounted to the exterior of the building; location varies. The blade sign shall be fabricated of Landlord approved material. No foam plastic, injection molded plastic, or channel letters with plexiglass faces are permitted.

     The blade sign and bracket will have integrated spotlights on both faces for illumination, or will be illuminated by an adjustable, single head spotlight mounted on each side of the sign on the roof framing or building face. The lights will be connected back to a junction box inside the wall by the Tenant. No exposed wiring, conduit, or devices will be permitted.

4. As an option, Tenant may PAINT their name and/or logo only directly on the inside face of their storefront that is glass. Such signage shall be of letters and graphics only, without opaque backgrounds. Decals are not allowed. All exceptions must be submitted for Landlord approval, such approval not to be unreasonably withheld, delayed or conditioned.

5. Tenants with special architectural features (such as an architectural tower) fronting their space are allowed to use painted and neon signage. All such tenants are required to design, fabricate, and maintain the neon signage. Said signage must be approved by the Landlord, such approval not to be unreasonably withheld, delayed or conditioned, and will be installed by the Tenant. The sign will be a neon sign on a painted metal backing, designed as a self-contained unit.

6. Tenants at "end cap" locations are permitted up to two signs mounted on the exterior facing (i.e. parking areas) building fascia. These signs may be painted and neon with a total combined area (for one or both signs) not to exceed 120 SF. All such Tenants are required to design, fabricate, and maintain the neon signage. Said signage must be approved by the Landlord, such approval not to be unreasonably withheld, delayed or conditioned, and will be installed by the Tenant. The sign will be a neon sign on a painted metal backing, designed as a self-contained unit.

7. At all illuminated signage locations, the Tenant shall circuit the sign electrical wiring to its electrical system time clock (photocell on, clock off). This time clock shall be separate from the Tenant time clock used to regulate interior lighting. Any neon transformers used shall be located within the Premises.

8. All Tenants are required to provide awnings at their storefronts, except where the Landlord's metal canopies are already provided or where storefront faces onto a roofed public passage.

     Signage on awnings is typically limited to the Tenant's logo and must be approved by the Landlord, such approval not to be unreasonably withheld, delayed or conditioned. Minimum awning projection from the facade is 6'-0". Back-lit awnings are not acceptable.

     Tenants with awnings are required to submit photo-ready artwork of any graphics/signs being proposed to be applied to the awning to the Landlord for approval. If approved by the Landlord, the Tenant will be responsible for applying this artwork to the face of the awnings as directed by the Landlord.

                                    EXHIBIT E

                                    GUARANTY

THIS GUARANTY is executed this 31st day of OCTOBER 2001, by SMITH & WOLLENSKY RESTAURANT GROUP, INC., a Delaware corporation ("Guarantor").

WHEREAS, a certain lease of even date herewith (the "Lease") has been, or will be, executed by and between EASTON TOWN CENTER LLC, a Delaware limited liability company (referred to therein and herein as "Landlord"), and Smith & Wollensky Ohio LLC, a Delaware limited liability company (referred to therein and herein as "Tenant"), relating to the lease of certain premises located in Easton Town Center, to which this Guaranty is attached and which Lease is fully incorporated herein by reference; and

WHEREAS, Landlord requires as a condition to its execution of the Lease that the Guarantor guarantee the full performance of the obligations of Tenant under the Lease; and

WHEREAS, the Guarantor is desirous that Landlord enter into the Lease with Tenant.

NOW, THEREFORE, in consideration of the execution of the Lease by Landlord, and in exchange for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned Guarantor hereby absolutely and unconditionally guarantees the full and timely performance of each and all of the terms, covenants and conditions of the Lease to be kept and performed by Tenant, including the payment of all rentals and other charges to accrue thereunder; provided that Guarantor's liability hereunder shall not exceed a maximum of: (1) all Rent and other charges due under the Lease through the date possession of the Premises is delivered to Landlord; plus (2) the greater of (a) all Rent and other charges due under this Lease from and after the date possession of the Premises is delivered to Landlord through the end of the 5th Lease Year, or (b) the sum of all Rent and other charges then due during the 12-month period following the date possession of the Premises is delivered to Landlord; plus (3) Costs of Collection.

The undersigned Guarantor further agrees as follows:

That this covenant and agreement on its part shall continue in favor of Landlord notwithstanding any extension, modification, or alteration of the Lease entered into by and between the parties thereto, or their successors or assigns, and notwithstanding any assignment of said Lease, with or without the consent of Landlord, and no extension, modification, alteration or assignment of the Lease shall in any manner release or discharge the undersigned Guarantor and Guarantor does hereby consent thereto.

That this Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant.

That Landlord may, without notice, assign this Guaranty and/or the Lease in whole or in part and no assignment or transfer of this Guaranty or the Lease shall operate to extinguish or diminish the liability of the undersigned Guarantor hereunder.

That the liability of the undersigned Guarantor under this Guaranty shall be primary and that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against the undersigned Guarantor without having commenced any action, or having obtained any judgment against Tenant.

That the undersigned Guarantor shall pay Landlord's reasonable attorney's fees and all costs and other expenses incurred in any enforcement, collection or attempted collection under the Lease or this Guaranty (collectively, "Costs of Collection").

That the undersigned Guarantor does hereby waive notice of any demand by Landlord, as well as any notice of default in the payment of rent or any other amounts contained or reserved in the Lease.

Terms capitalized but not defined herein shall be given the meaning ascribed thereto in the Lease. The use of the singular herein shall include the plural. The obligations of two or more parties shall be joint and several. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed as of the date set forth above.

Witnessed by:                           GUARANTOR:
                                        Smith & Wollensky Restaurant Group, Inc.

/s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
----------------------------               --------------------------------

[ILLEGIBLE]                             Title: PRESIDENT
----------------------------                  -----------------------------

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                                    EXHIBIT F

                                  RENEWAL TERM

A. Provided that as of the date Tenant exercises this renewal right pursuant to this Section A no Event of Default exists and Tenant is occupying the entire Premises for its permitted use, Tenant may renew this Lease for One
     (1) additional period of Five (5) years (the "First Renewal Term"). Landlord shall provide written notice to Tenant notifying Tenant of its renewal right hereunder (the "Renewal Notice") not earlier than Nine (9) months before the expiration of the Initial Term. To exercise its renewal right under this Section A, Tenant shall deliver written notice of the exercise thereof to Landlord on or before the later of (A) Six (6) months before the expiration of the Initial Term, or (B) Sixty (60) days after the date of the Renewal Notice. If Tenant exercises its renewal right hereunder, then on or before the expiration date of the Initial Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms as provided in this Lease, except as follows:

(1) The Minimum Rental payable during each month of the First Renewal Term shall be $40,000.00 based on $48.00 per square foot per year.

B. Provided that Tenant exercised its renewal right for the First Renewal Term pursuant to Section A above and as of the date Tenant exercises this renewal right pursuant to this Section B no Event of Default exists and Tenant is occupying the entire Premises for its permitted use, Tenant may renew this Lease for One (1) further additional period of Five (5) years (the "Second Renewal Term"). Landlord shall provide a Renewal Notice to Tenant not earlier than Nine (9) months before the expiration of the First Renewal Term. To exercise its renewal right under this Section B, Tenant shall deliver written notice of the exercise thereof to Landlord on or before the later of (A) Six (6) months before the expiration of the First Renewal Term, or (B) Sixty (60) days after the date of the Renewal Notice. If Tenant exercises its renewal right hereunder, then on or before the expiration date of the First Renewal Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms as provided in this Lease, except as follows:

(1) The Minimum Rental payable during each month of the Second Renewal Term shall be the greater of the Fair Market Rate or $43,333.33, based on $52.00 per square foot per year. Upon the exercise of the renewal option for the Second Renewal Term, Landlord shall notify Tenant within 45 days of Landlord's determination of the then fair market rental rate for the Premises. If Tenant disagrees with Landlord's determination, Tenant shall provide written notice to Landlord within 30 days after its receipt of Landlord's determination, which notice shall include Tenant's determination of the then fair market rental rate. If Tenant fails to provide such written notice within such time, Landlord's determination shall equal the Fair Market Rate as used herein. If Tenant does provide such written notice, Landlord and Tenant shall in good faith attempt to reach agreement on the then fair market rental rate for the Premises, and any rate so agreed to by Landlord and Tenant shall equal the Fair Market Rate as used herein. If Landlord and Tenant do not reach agreement within 30 days after delivery of Tenant's objection to Landlord's determination of the fair market rental rate, the decision shall be referred to an arbitrator who shall be reasonably acceptable to Landlord and Tenant. If Landlord and Tenant cannot agree on an arbitrator within 30 days after the expiration of the aforementioned 30-day period, Landlord and Tenant shall each appoint a duly licensed real estate agent located in Columbus, Ohio whose business is primarily retail leasing, provided that if either party fails to notify the other of their selection within 10 days after the expiration of the aforementioned 30-day period, the arbitrator selected by the party who did so notify the other shall be the sole arbitrator. If each party duly appoints an arbitrator in accordance with the terms hereof, the two arbitrators all appoint a third duly qualified arbitrator reasonably acceptable to each arbitrator, and such third arbitrator shall be the sole arbitrator hereunder. The arbitrator shall choose solely from Landlord's or Tenant's determination of the fair market rental rate for the Premises, and the rate so determined by the arbitrator shall equal the Fair Market Rate as used herein. Any fee or other remuneration due or payable to the arbitrator shall be split equally by Landlord and Tenant.

(2) Tenant shall have no further renewal option unless expressly granted hereafter by Landlord in writing.

Tenant's rights under this Exhibit shall terminate if Tenant fails to timely exercise any renewal right under this Exhibit, time being of the essence.

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                                    EXHIBIT G
                                   EXCLUSIVES

1.   A restaurant with a french bistro theme.

2. The sale of the following brands of fine jewelry or watches: Rolex, Mikimoto, or David Yurman, or (B)the sale of the following brands of fine jewelry or watches if and to the extent that sales of such brands of fine jewelry or watches collectively exceeds 5% of such party's Gross Sales from its location in the Shopping Center: Patek Philippe, Cartier, Scott Kay, Ambar Lagos, Charles Krypell, Michael Goode and Michael Bondonza.

3. The sale of containers, storage and organization products that may be used for purposes, including, but not limited to, the following: office, kitchen, bath, travel, close and laundry purposes, and trash receptacles, shelving, hooks, decorative packaging and packing materials.

4. The sale of eyeglasses, corrective lenses, contact lenses, frames, lenses, binoculars, magnifying glasses and other related optical accessories or audio-metric goods and services, including, without limitation, examination and testing of eyes by licensed optometrists, dispensing of optical prescriptions.

5. Sale of books, magazine periodicals and newspapers in print on tape, disc, CD or any other media.

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